UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

__________________

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vanda Pharmaceuticals Inc.
(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Vanda Pharmaceuticals Inc.
2200 Pennsylvania Avenue NW, Suite 300E
Washington, D.C. 20037

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on May 17, 2024, at 9:00 a.m. Eastern Time in a virtual meeting format only via webcast on the Internet. You will be able to attend and participate in the virtual Annual Meeting online by visiting the meeting website at www.virtualshareholdermeeting.com/VNDA2024 and entering your 16-digit control number included on your proxy card. We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting like they would at an in-person meeting. Additional details on how to participate in the Annual Meeting can be found in the Questions and Answers section below. The Annual Meeting is being held for the following purposes:

1.      To elect Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos as Class III directors until the 2027 annual meeting of stockholders;

2.      To ratify the selection, by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024;

3.      To approve, on an advisory basis, the Company’s named executive officer compensation;

4.      To approve an amendment to the Company’s Amended and Restated 2016 Equity Incentive Plan, as amended (the “2016 Plan”), to increase the aggregate number of shares authorized for issuance under the 2016 Plan; and

5.      To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is April 22, 2024. Only stockholders of record at the close of business on that date, or their duly designated proxies, may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for examination at our offices in Washington, D.C. during normal business hours for a period of ten days prior to the date of the Annual Meeting. On or about April 29, 2024, we will begin mailing to our stockholders entitled to vote at the Annual Meeting our Proxy Statement, proxy card, Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as instructions on how to vote via proxy by mail, telephone, or over the Internet.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting webcast, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s Proxy Statement for the Annual Meeting or proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2024:

The Company’s Proxy Statement, proxy card and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available free of charge at www.proxyvote.com. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement. You may also obtain these materials at the website of the Securities and Exchange Commission at www.sec.gov.

By Order of the Board of Directors,

Timothy Williams
Senior Vice President, General Counsel and Secretary
Washington, D.C.
April 29, 2024

i

2024 PROXY STATEMENT — SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

We are making this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) available to stockholders at www.proxyvote.com. On or about April 29, 2024, we will begin mailing to certain of our stockholders entitled to vote at the Annual Meeting our Proxy Statement, proxy card and Annual Report, as well as instructions on how to vote via proxy by mail, telephone, or over the Internet.

GENERAL INFORMATION

HETLIOZ® (tasimelteon)

•   In July 2023, the U.S. Food and Drug Administration (“FDA”) accepted our supplemental New Drug Application (“sNDA”) for HETLIOZ® in the treatment of insomnia for filing and set a Prescription Drug User Fee Act (“PDUFA”) target action date of March 4, 2024 for its decision.

•   On March 4, 2024, we received a Complete Response Letter (“CRL”) from the FDA as part of the FDA’s ongoing review of our sNDA for HETLIOZ® in the treatment of insomnia.

Fanapt® (iloperidone)

•   In August 2023, the FDA accepted our sNDA for Fanapt® in bipolar I disorder for adults for filing and set a PDUFA target action date of April 2, 2024 for its decision.

•   On April 2, 2024, the FDA approved Fanapt® for the acute treatment of manic or mixed episodes associated with bipolar I disorder in adults.

Tradipitant

•   In December 2023, we announced that the New Drug Application (“NDA”) for tradipitant for the treatment of symptoms of gastroparesis was accepted for filing and is under review by the FDA with a PDUFA target action date of September 18, 2024.

•   In May 2023, we announced positive results from our first Phase III study of tradipitant in the treatment of motion sickness. The second Phase III study of tradipitant in the treatment of motion sickness is ongoing.

PONVORY®

•   In December 2023, we completed the acquisition of the U.S. and Canadian rights to PONVORY® from Janssen for $100.0 million and the transition is ongoing.

Other

•   In June 2023, we announced that the FDA granted Orphan Drug Designation for VCA-894A for the treatment of CMT2S, caused by cryptic splice site variants within IGHMBP2.

Meeting: 2024 Annual Meeting of Stockholders
Date: May 17, 2024
Time: 9:00 a.m., Eastern Time
Location: www.virtualshareholdermeeting.com/VNDA2024
Record Date: April 22, 2024
Record Date Shares Outstanding: 58,197,773
Stock Symbol: VNDA
Exchange: Nasdaq Global Market
Transfer Agent: Equiniti Trust Company, LLC
Website: www.vandapharma.com
ANNUAL MEETING AGENDA (Board Recommendations)

Election of two Class III Directors (“FOR”)

Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024 (“FOR”)

Approval, on an advisory basis, of the compensation for our named executive officers (“FOR”)

Approval of an amendment to the Amended and Restated 2016 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under such plan (“FOR”)

Conduct other business properly brought before the Annual Meeting or any adjournments or postponements thereof

2023 BUSINESS HIGHLIGHTS

Total revenues of $192.6 million for the full year 2023.

HETLIOZ® net product sales of $100.2 million for the full year 2023.

Fanapt® net product sales of $90.9 million for the full year 2023.

PONVORY® net product sales were $1.6 million in the fourth quarter of 2023. These net product sales reflect the revenue generated during the period between the product acquisition date of December 7, 2023 and December 31, 2023.

2023 year-end cash, cash equivalents and marketable securities of $388.3 million.

Net income of $2.5 million for the full year 2023.

CORPORATE GOVERNANCE AND EXECUTIVE COMPENSATION HIGHLIGHTS

Board Refreshment. Over 66% board refreshment since 2019.

Board Diversity. 1/3 of our directors are women.

Majority Board Independence. 5 out of the 6 directors are independent.

Board Tenure. The average tenure of our directors is approximately 9.2 years.

Lead Independent Director. We have a Lead Independent Director with robust responsibilities.

Independent Committees. 100% of our committee chairs and members are independent.

Majority Voting Standard. A majority voting standard in director elections with advanced conditional resignation for failing to meet such majority vote.

Single Class of Stock. We implement a single class of common stock structure.

Say-on-Pay Vote. We hold an annual Say-on-Pay vote. Approximately 97% of votes cast at the 2023 Annual Meeting of Stockholders approved, on an advisory basis, the compensation of our named executive officers (“NEOs”).

Pay for Performance. We pay annual bonuses based on the achievement of Company goals, individual performance and contribution in achieving those goals. We do not have guaranteed annual bonus payouts.

Formulaic Annual Cash Incentive Award Program. A substantial majority of the value of our annual bonuses are tied to the achievement of pre-specified objective criteria, such as revenue targets, clinical study metrics and regulatory filing timelines.

Executive Officer Clawback Policy. We have adopted a clawback policy on equity-based and cash incentive compensation for our executive officers.

No “Single-Trigger” Change of Control Benefits. We offer NEOs and certain other employees a change of control severance package triggered upon a change of control followed by termination of the executive without cause or resignation for good reason, as discussed in “Employment Agreements” below.

No Enhanced Executive Benefit Programs. We do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees or as appropriate in foreign jurisdictions.

Anti-Hedging/Anti-Pledging Policy. We have adopted a comprehensive anti-hedging/anti-pledging policy that applies to all our employees and directors.

No Option Repricing. We are not permitted to reprice stock options without stockholder approval.

No Evergreen Provisions. Our equity compensation plan does not contain any “evergreen” provisions to increase shares available for issuance as equity awards.

Annual Risk Assessment. We conduct an annual company-wide compensation program risk assessment.

Vanda Pharmaceuticals Inc.
2200 Pennsylvania Avenue NW, Suite 300E
Washington, D.C. 20037

PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
May 17, 2024

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc. (sometimes referred to as “we,” “us,” “our,” the “Company” or “Vanda”), which will be held on May 17, 2024, at 9:00 a.m. Eastern Time in a virtual meeting format via webcast, with no physical in-person meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You have received these proxy materials because you owned shares of Vanda common stock as of April 22, 2024, the record date for the Annual Meeting (the “Record Date”), and our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting so that you can make an informed decision.

Why is the Annual Meeting being held as a virtual, online meeting?

We designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We hold our Annual Meeting virtually to enable all of our stockholders to join and participate in the Annual Meeting regardless of their physical location.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received a printed set of materials, you may also vote by mail by completing, signing, dating and returning the proxy card.

To access the virtual Annual Meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/VNDA2024. If you hold shares beneficially in “street name” (i.e., through a bank, broker or other nominee), you may only vote at the virtual Annual Meeting if you obtain a legal proxy and control number from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

When you vote, regardless of the method used, you appoint Dr. Mihael H. Polymeropoulos, M.D. and Mr. Timothy Williams as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 58,197,773 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this Proxy Statement.

If you are a beneficial owner of your shares, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not attend or vote your shares at the meeting unless you (i) request and obtain a legal proxy giving you the right to vote the shares at the meeting from the organization that holds your shares and (ii) register to attend the Annual Meeting.

A list of stockholders entitled to vote at the meeting will be available for ten days prior to the date of the Annual Meeting at our principal place of business, 2200 Pennsylvania Avenue NW, Suite 300E, Washington, D.C. 20037, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or by mail as described below. Stockholders also may attend the virtual meeting webcast and vote via the virtual meeting interface. If you hold shares in “street name” (i.e., through a bank, broker or other nominee), please refer to your proxy card or other information forwarded by your bank, broker or other nominee to see which voting options are available to you.

•        You may vote by using the Internet.    The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 16, 2024. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•        You may vote by telephone.    The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on May 16, 2024. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•        You may vote by mail.    If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend the virtual meeting webcast. Instructions for voting during the virtual meeting will be available on the meeting website. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote during the virtual meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•        You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 2200 Pennsylvania Avenue NW, Suite 300E, Washington, D.C. 20037; or

•        You may attend the virtual Annual Meeting webcast and vote your shares electronically. Simply attending the virtual Annual Meeting webcast without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares in street name and follow their instructions for changing your vote.

We urge you to vote your shares by completing, signing, dating and returning the enclosed proxy card, or following the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet. Changing your vote prior to the Annual Meeting is most easily accomplished if you submit your proxy via telephone or on the Internet, as your vote may then be changed by simply submitting a new vote via telephone or on the Internet.

How many votes do you need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our Amended and Restated Bylaws (the “Bylaws”), a quorum will be present if holders of a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors are represented in person (virtually) or by proxy at the Annual Meeting. On the Record Date, there were 58,197,773 shares of common stock outstanding and entitled to vote. Thus, 29,098,887 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the virtual Annual Meeting webcast and vote on the meeting website. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What proposals will be voted on at the Annual Meeting?

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Elect Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos to serve as the Class III directors until the 2027 annual meeting of stockholders.	FOR each of the Board’s two nominees	Majority of Votes Cast	No
Proposal 2: Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.	FOR	Majority of Votes Cast	Yes
Proposal 3: Approve on an advisory basis the named executive officer compensation (“Say-on-Pay”).	FOR	Majority of Votes Cast	No

Proposal 4: Approve an amendment to our Amended and Restated 2016 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance under the Amended and Restated 2016 Equity Incentive Plan.

	FOR	Majority of Votes Cast	No

Majority of Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes (as discussed below) will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

What is Broker Discretionary Voting and a Broker Non-Vote?

Broker Discretionary Voting occurs when a broker, bank or other nominee (generally, a “broker”) holding shares on behalf of a beneficial owner does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote. At the Annual Meeting, the only proposal for which Broker Discretionary Voting is permitted is Proposal 2, the ratification of the Company’s independent registered public accounting firm, which is considered a “routine” matter. With respect to “non-routine” matters, the broker is not permitted to vote shares for a beneficial owner without timely received voting instructions and a “broker non-vote” occurs as to such matters. Broker non-votes will not have any impact on voting results but will be counted for quorum purposes. We strongly encourage you to submit your voting instructions to your broker promptly to ensure your shares are voted in accordance with your instructions at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

Vanda does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares in street name as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board may either:

•        reduce the number of directors that serve on the Board; or

•        designate a substitute nominee.

If our Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

What happens if I submit my proxy but do not provide voting instructions?

If you submit a proxy via telephone, the Internet or return a signed and dated proxy card without indicating instructions with respect to specific proposals, your shares will be voted as follows:

•        Proposal 1:    “FOR” the election of Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos to serve as Class III directors until the 2027 annual meeting of stockholders.

•        Proposal 2:    “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.

•        Proposal 3:    “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this Proxy Statement.

•        Proposal 4:    “FOR” the approval of an amendment to the Amended and Restated 2016 Equity Incentive Plan to increase the aggregate number of shares authorized for issuance thereunder.

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e., one of the individuals named as proxies on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited on behalf of the Board. We have engaged Innisfree M&A Incorporated (“Innisfree”) to assist in our proxy solicitations. We will pay Innisfree an amount not to exceed $75,000 in fees for its proxy solicitation services and reimburse it for its reasonable out-of-pocket expenses. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Annual Meeting.

How can I find Vanda’s proxy materials and Annual Report on the Internet?

This Proxy Statement and the Annual Report are available at our corporate website at www.vandapharma.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Vanda’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the proxy materials. This practice, called “householding,” is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to obtain a separate copy of the Annual Report, this Proxy Statement or the proxy card mailed to you or receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of proxy materials at the same address may wish to receive only one copy. If you would like to receive only one copy, please submit your request to the address or phone number that appears on your proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This Proxy Statement, the proxy card and the Annual Report can be found in the Investors section of our website located at www.vandapharma.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for the 2025 annual meeting of stockholders:

Requirements for Stockholder Proposals to be Considered for Inclusion in Vanda’s Proxy Materials

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for the 2025 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Vanda’s proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 30, 2024, which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2025 annual meeting of stockholders. Proposals should be sent to Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue NW, Suite 300E, Washington, D.C. 20037, Attn: Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Vanda’s Proxy Materials

Stockholders who wish to nominate persons for election to the Board at our 2025 annual meeting of stockholders or who wish to present a proposal at our 2025 annual meeting of stockholders, but who do not intend for such proposal to be included in the Company’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to the Company’s Secretary at our principal executive offices no earlier than February 13, 2025, which is the 75th day prior to the first anniversary of the date we first mailed this Proxy Statement to our stockholders for the Annual Meeting, and no later than the close of business on March 15, 2025, which is the 45th day prior to the first anniversary of the date we first mailed this Proxy Statement to our stockholders for the Annual Meeting. However, if we change the date of our 2025 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2025 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of our 2025 annual meeting of stockholders. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2025 annual meeting of stockholders. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in the Bylaws. Such nominations or proposals should be sent to Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue NW, Suite 300E, Washington, D.C. 20037, Attn: Secretary.

In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Copy of Bylaws

You may request a copy of the Bylaws at no charge by writing to Vanda’s Secretary at 2200 Pennsylvania Avenue NW, Suite 300E, Washington, D.C. 20037. A current copy of the Bylaws also is available at our corporate website at www.vandapharma.com. To access the Bylaws from the main page of our website, click on “About” at the top of the page, then click on “Amended and Restated Bylaws” under “Governance Documents” in the “Corporate Governance” section.

What if I have difficulty accessing the virtual meeting?

If you encounter any difficulties accessing the virtual meeting webcast during the check-in or meeting time, please call the technical support number (800) 586-1548 (US) or (303) 562-9288 (Outside the US). This number will also be posted on the 2024 Annual Meeting log-in page. Technical support will be available beginning at 8:45 a.m. Eastern Time on May 17, 2024 and will remain available until the meeting has ended.

Whom should I call if I have any questions?

If you have any questions, or require any assistance with voting your shares, please contact Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022. Stockholders may call toll free: (877) 750-0870. Banks and Brokers may call collect: (212) 750-5833.

Important Notice Regarding the Availability of Proxy Materials
for the Meeting to be Held on Friday, May 17, 2024:

This Proxy Statement, the proxy card and the Annual Report are available online at www.proxyvote.com.

PROPOSAL 1
ELECTION OF DIRECTORS

Under our Amended and Restated Certificate of Incorporation, our Board is divided into three classes as nearly equal in size as possible. The members of each class are elected to serve a three-year term with the term of office of each of the three classes ending in successive years. Pursuant to the Bylaws, the Board has fixed the current number of directors at six. Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos are the two Class III directors whose terms expire at the Annual Meeting. Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos have been nominated for election by our Board to serve until the 2027 annual meeting of stockholders. If elected, each director will hold office until his or her successor is elected (or until his or her earlier death, resignation or removal).

Directors are elected by a majority of the votes cast at the Annual Meeting. Pursuant to the Bylaws, a majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds 50% of the votes cast with respect to that director’s election. For this purpose, votes cast shall exclude abstentions and broker non-votes. Because the election of directors is not a matter on which a bank, broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos to the Board at the Annual Meeting, unless otherwise marked on the proxy card. If any Vanda director nominee is unable to serve or for good cause will not serve, shares represented by proxy will be voted for the election of a substitute nominee designated by our current Board, unless the Board chooses to reduce its size. Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos, Vanda’s director nominees, have agreed to serve as directors of the Board if elected. We have no reason to believe that Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos will be unable to serve if elected.

Majority Vote Resignation Policy

Pursuant to our Amended and Restated Corporate Governance Guidelines, Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos have each tendered an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the Annual Meeting for reelection and (ii) our Board’s acceptance of such resignation. If either Mihael H. Polymeropoulos, M.D. and Phaedra S. Chrousos fails to receive a majority of the vote cast for reelection, the Nominating/Corporate Governance Committee of our Board will act on an expedited basis to determine whether to accept such director’s resignation, and it will submit its recommendation for prompt consideration by our Board. The Nominating/Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

Nominees for Election as the Class III Directors at the Annual Meeting

This year’s nominees for election to the Board as our Class III directors are standing for election to serve for a term of three years expiring at the 2027 annual meeting of stockholders. The age of the nominees as of the Record Date is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Mihael H. Polymeropoulos, M.D.	64	President, Chief Executive Officer and Chairman of the Board	2003
Phaedra S. Chrousos	44	Director	2019

The following is additional information about the nominees as of the date of this Proxy Statement, including their business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that led the Nominating/Corporate Governance Committee and the Board to determine that the nominees should serve as two of our directors.

Mihael H. Polymeropoulos, M.D. co-founded Vanda and has served as President, Chief Executive Officer and Chairman of the Board since June 2021, and as President, Chief Executive Officer and Director from May 2003 until June 2021. Prior to founding Vanda, Dr. Polymeropoulos was Vice President and Head of the Pharmacogenetics Department at Novartis AG (“Novartis”) from 1998 to 2003. Prior to his tenure at Novartis, he served as Chief of the Gene Mapping Section, Laboratory of Genetic Disease Research, National Human Genome Research Institute, from 1992 to 1998. Dr. Polymeropoulos is the co-founder of the Integrated Molecular Analysis of Genome Expression

Consortium. Dr. Polymeropoulos holds a degree in Medicine from the University of Patras. We believe that Dr. Polymeropoulos’ qualifications to sit on the Board include his executive experience at Novartis, his expertise in the fields of psychiatry and pharmacogenetics, his extensive knowledge of central nervous system disorders and his long history with the Company.

Other public directorships held by Dr. Polymeropoulos within the past five years: None.

Phaedra S. Chrousos has served on the Board since October 2019. Ms. Chrousos has served as the Chief Strategy Officer of the Libra Group, a diverse, international business group that is active in 60 countries and focused on six business areas: aerospace, energy, hospitality, real estate, shipping and diversified investments, since November 2018, and was the Libra Group’s Chief Innovation Officer from October 2016 to October 2018. Prior to joining the Libra Group, Ms. Chrousos served as a political appointee for the Obama Administration from June 2014 to July 2016 in various roles, including as an Associate Administrator for the General Services Administration and Founding Commissioner of the Technology Transformation Service at the General Services Administration. Prior to entering public service, Ms. Chrousos co-founded HealthLeap, a health tech company that reimagined the way doctors and patients communicate. HealthLeap was acquired by Vitals.com 10 months after its launch. Ms. Chrousos served as HealthLeap’s President from September 2009 to December 2010 and as Vitals.com’s Vice President responsible for HealthLeap from December 2010 to November 2011. She also has several years of consulting experience with The Boston Consulting Group and The World Bank. Ms. Chrousos sits on several non-profit boards, including that of a maternal mental health foundation and The Beeck Center for Social Impact and Innovation at Georgetown University. Ms. Chrousos also sits on the advisory boards of several ventures and funds that sit at the intersection between technology and the government. Ms. Chrousos was twice named one of the Federal Government’s ‘50 Women in Technology’ by FedScoop and one of Greece’s ‘40 under 40’ by Fortune Magazine. Ms. Chrousos holds a B.A. from Georgetown University, an M.S.C. from The London School of Economics and Political Science, and an M.B.A. from Columbia Business School. We believe that Ms. Chrousos’ qualifications to sit on the Board include her consumer healthcare experience and entrepreneurship, extensive executive experience in a variety of industries and her leadership experience within the federal government.

Other public directorships held by Ms. Chrousos within the past five years: None.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF MIHAEL H. POLYMEROPOULOS, M.D. AND PHAEDRA S. CHROUSOS

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that led the Nominating/Corporate Governance Committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of the Record Date is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Richard W. Dugan	82	Lead Independent Director	2005
Anne Sempowski Ward	52	Director	2019
Stephen Ray Mitchell	72	Director	2020
Tage Honoré	73	Director	2023

Class I Directors (Terms Expire in 2025)

Stephen Ray Mitchell, M.D. has served on the Board since February 2020. Dr. Mitchell currently serves as the Joseph Butenas Professor and Dean for Medical Education at Georgetown University School of Medicine, a position he has held since August 2002. Prior to that, Dr. Mitchell served as Associate Dean for Clinical Curriculum at Georgetown University School of Medicine from 1998 to 2000 and as Senior Associate Dean for Academic Affairs from 2000 until 2002. Previously, Dr. Mitchell served as Program Director for Internal Medicine at Georgetown University School of Medicine from 1992 until 1997, and as Founding Program Director Med-Peds at Georgetown

from 1995 until 1999. He served as a member of the Liaison Committee for Medical Education (the “LCME”), the national accrediting body for Medical Schools in the United States and Canada, between 2013 and 2019. Since 2018, he has held the role of Chair of the LCME, where he chaired the Standards subcommittee, and now serves as a member of the Governing Council of that body. Dr. Mitchell is a veteran of the United States Air Force and has served as author and invited external reviewer on Studies by the Institute of Medicine on Chronic Multi-symptoms illness in Gulf War veterans. Dr. Mitchell received his B.A. in Psychology and his M.D. from the University of North Carolina at Chapel Hill, and his Global Executive M.B.A. from The McDonough School of Business at Georgetown University. We believe that Dr. Mitchell’s qualifications to sit on the Board include his extensive experience in the medical field and leadership positions at leading medical institutions.

Other public directorships held by Dr. Mitchell within the past five years: None.

Tage Honoré, Ph.D., D.Sc., has served on the Board since March 2023. Dr. Honoré currently serves as President of Aestus Partners, LLC, a business advisory firm focused on the life sciences sector, where he has served since founding the firm in November 2004. Dr. Honoré is also currently serving as the Head of Pharmaceutical Development at Avicenna Biosciences, Inc., a private biotechnology company, where he has served since 2020. Previously, Dr. Honoré served in various executive positions and advisory roles with a number of public and private pharmaceutical and biotechnology companies, including Alterna Therapeutics Inc., Mitochondria in Motion, Inc., MAA Laboratories, Inc., Dep-Xplora Aps, Zthera LLC, Aestus Therapeutics Inc., Purdue Pharma L.P., Novartis AG and Novo Nordisk A/S. Dr. Honoré also serves on the advisory boards of several pharmaceutical and life sciences companies and organizations including Neuropathix, Inc., Evrys Bio, LLC and the Charcot-Marie-Tooth Association. Dr. Honoré founded and was the President and CEO of Aestus Therapeutics Inc. from 2006 to 2015. Aestus Therapeutics Inc. filed a motion for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of New Jersey (Trenton) on November 17, 2015. The trustee issued a final report in February 2019. Dr. Honoré received his Master of Science degree in Pharmaceutical Science, Doctor of Philosophy degree in Medicinal Chemistry and Doctor of Science degree in Neuropharmacology from the University of Copenhagen. We believe that Dr. Honoré’s qualifications to sit on the Board include his industry leadership experience and his well-established scientific expertise across a diverse range of therapeutic areas.

Other public directorships held by Dr. Honoré within the past five years: None.

Class II Directors (Terms Expire in 2026)

Richard W. Dugan has served on the Board since December 2005. Mr. Dugan served as a Partner with Ernst & Young, LLP from 1976 to September 2002, where he served in a variety of managing and senior partner positions, including Mid-Atlantic Area Senior Partner from 2001 to 2002, Mid-Atlantic Area Managing Partner from 1989 to 2001 and Pittsburgh Office Managing Partner from 1979 to 1989. Mr. Dugan retired from Ernst & Young, LLP in September 2002. Mr. Dugan previously served as a director of two publicly traded pharmaceutical companies, Middlebrook Pharmaceuticals, Inc. and Critical Therapeutics, Inc., and a privately owned pharmaceutical company, Xanthus Pharmaceuticals. Mr. Dugan holds a B.S.B.A. from Pennsylvania State University. We believe that Mr. Dugan’s qualifications to sit on the Board include his more than 25 years as a Partner with Ernst & Young, LLP, his long history with the Company, his status as a financial expert under The Sarbanes-Oxley Act of 2002 and his experience on other public company boards.

Other public directorships held by Mr. Dugan within the past five years: None.

Anne Sempowski Ward has served on the Board since October 2019. Ms. Ward currently serves as the Chief Executive Officer and Chair at CURiO Brands, a consumer goods company that manufactures and sells personal care and home fragrance products. Prior to CURiO Brands, Ms. Ward served as the Chief Executive Officer of The Thymes, LLC from April 2012 until January 2016 when it merged with DPM Fragrance to become CURiO Brands. In July 2008, Ms. Ward co-founded The FORWARD Group, a consulting firm focused on growth strategies for mid-sized companies and key executives, and served as its Chief Executive Officer until April 2012. Previously, from October 2007 until July 2010, Ms. Ward was with Johnson Publishing Company, serving as the President and Chief Operating Officer of its Ebony, Jet and Fashion Fair Cosmetics business units. Prior to that, Ms. Ward served as an Assistant Vice President for The Coca-Cola Company from September 2006 until September 2007 and held various positions with Procter & Gamble between May 1994 and August 2006, most recently as Associate Marketing Director, Beauty. Ms. Ward currently also serves on the board of directors of SPS Commerce Inc. Ms. Ward holds a B.S. in Mechanical Engineering and Material Science from Duke University and an M.B.A. from Duke University’s Fuqua School of Business. We believe that Ms. Ward’s qualifications to sit on the Board include her executive experience with consumer goods companies and her extensive marketing and brand management for a number of companies across multiple sectors.

Other public directorships held by Ms. Ward within the past five years: Spectrum Brand Holdings, Inc. (until August 2021) and SPS Commerce Inc.

CORPORATE GOVERNANCE

Independence of the Board

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of her or his family members, and the Company, its senior management and its independent registered public accounting firm, the Board has determined that each of Phaedra S. Chrousos, Richard W. Dugan, Tage Honoré, Stephen Ray Mitchell, and Anne Sempowski Ward are independent directors within the meaning of applicable federal securities law and Nasdaq listing standards.

Information Regarding the Board and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which none of our officers or other employees are present. Mr. Dugan, our Lead Independent Director, presides over these executive sessions.

The Board has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership, as of December 31, 2023, and meeting information for each of the Board committees during 2023:

Committee	Chair	Members	Number of Committee Meetings in 2023
Audit Committee	Richard W. Dugan	Phaedra S. Chrousos Anne Sempowski Ward	7
Compensation Committee	Anne Sempowski Ward	Richard W. Dugan	5
Nominating/Corporate Governance Committee	Phaedra S. Chrousos	Stephen Ray Mitchell	3

Below is a description of each committee of the Board. The Board has determined that each member of the Audit, Compensation and Nominating/Corporate Governance Committees meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with her or his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, oversees the retention, performance, qualifications and independence of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and legal and regulatory requirements. For these purposes, the Audit Committee, among other duties and powers, (1) approves audit fees for and selects and reviews the performance of the Company’s independent accountants, (2) reviews reports prepared by management and attested by the Company’s independent accountants with respect to the financial statements contained therein, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC, (3) reviews the Company’s annual and quarterly reports and associated consolidated financial statements, including any related earnings press releases, with management and the independent accountants prior to the first public release of the Company’s financial results for such year or quarter, (4) reviews with general counsel and external counsel, as appropriate, any legal matters that could have a significant impact on the Company’s financial statements, (5) oversees and periodically reviews the Company’s procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and business conduct or ethics violations and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or business conduct or ethics violations, and (6) oversees and periodically reviews the Company’s information and cyber security policies and the internal controls and procedures related to the security of, and risks related to, the Company’s information technology systems, and (7) furnishes the Audit Committee Report included in this Proxy Statement. Our Audit Committee charter can be found in the Corporate Governance section of our corporate website at www.vandapharma.com. Three directors comprised the Audit Committee as of December 31, 2023: Mr. Dugan (the Chair of the Audit Committee), Ms. Chrousos and Ms. Ward. The Audit Committee met seven times during 2023.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act). The Board has also determined that Mr. Dugan is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act.

Compensation Committee

The Compensation Committee of the Board reviews and approves the design of, provides oversight for the implementation of, assesses the effectiveness of, and administers our various equity compensation plans and programs, including the issuance of stock options and other stock-related awards, and makes recommendations to the Board regarding the Board’s remaining responsibilities relating to compensation. For these purposes, the Compensation Committee, among other duties and powers, (1) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other Company executive officers, (2) reviews and approves the terms of employment agreements, severance arrangements, change in control agreements and severance protection plans, and other material agreements between the Company and its executive officers, (3) approves any material changes to the Company’s 401(k) plan, and (4) reviews, discusses with management and recommends to the Board for approval the Compensation Discussion and Analysis included in this Proxy Statement and furnishes the Compensation Committee Report included in this Proxy Statement. In accordance with Nasdaq listing standards and our Compensation Committee charter, our Board has granted our Compensation Committee the resources and authority that the Compensation Committee deems appropriate to discharge its responsibilities, including the authority to retain and obtain the advice of compensation consultants, experts, special counsel and other compensation advisers, the authority to determine the compensation and terms of retention for such advisers, and the responsibility to consider the independence of such advisors based on factors specified under applicable law and any additional factors the Compensation Committee deems relevant. Our Compensation Committee charter can be found in the Corporate Governance section of our website at www.vandapharma.com.

Two directors comprised the Compensation Committee of the Board as of December 31, 2023: Ms. Ward (the Chair of the Compensation Committee) and Mr. Dugan. The Compensation Committee met five times during 2023.

The Board has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). In addition, each of our directors serving on our Compensation Committee satisfies the heightened independence standards for members of a compensation committee under Nasdaq listing standards and each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

Certain of our corporate officers, including our Chief Executive Officer, Chief Financial Officer, General Counsel and Secretary, and Chief People Officer, often participate in the Compensation Committee’s meetings. None of them participate in the determination of their own respective compensation or the compensation of non-employee directors. However, Dr. Polymeropoulos does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation for our executive officers or directors.

The Compensation Committee has retained Willis Towers Watson, a national compensation consulting firm, since November 2006. In February 2024 Willis Towers Watson presented a new executive compensation assessment to the Compensation Committee. Willis Towers Watson provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments regarding proxy advisory firms’ evaluation processes and market trends, and advised the Compensation Committee regarding matters related to its equity compensation program. Willis Towers Watson serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee. In 2023, our Compensation Committee evaluated and considered the independence of Willis Towers Watson pursuant to applicable SEC rules and Nasdaq listing standards and concluded that the work of Willis Towers Watson has not raised any conflict of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company or has any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company serves as a member of the board or compensation committee of any other entity that has one or more executive officers who served as a member of our Board or our Compensation Committee in 2023.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, oversees, evaluates and recommends nominees to our Board and committees of our Board, conducts searches for appropriate directors and evaluates the performance of our Board and of individual directors. Our Nominating/Corporate Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices, reporting and making recommendations to the Board concerning corporate governance matters and overseeing the Company’s progress on environmental, social and governance (“ESG”) initiatives and policies. The oversight of ESG initiatives was adopted by the Board in March 2020 in order to provide for an ESG governance framework and for greater oversight of stakeholder engagement to enhance and potentially redefine value around corporate sustainability and citizenship. Our initial efforts have included, but are not limited to, initiatives to promote human-relevant safety studies instead of wasteful animal testing in drug development, carbon footprint reduction initiatives with the Company’s salesforce, evaluation and tracking efforts of current employee composition and pay equity across the Company, and revisions to human capital policies and programs, such as acute knowledge-based trainings, unlimited paid time off and innovative paid parental leave.

Our Nominating/Corporate Governance Committee charter can be found in the Corporate Governance section of our corporate website at www.vandapharma.com. Two directors comprised the Nominating/Corporate Governance Committee as of December 31, 2023: Ms. Chrousos (the Chair of the Nominating/Corporate Governance Committee) and Dr. Mitchell. The Nominating/Corporate Governance Committee met three times during 2023.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry. The Nominating/Corporate Governance Committee also considers other factors it deems appropriate given the then-current needs of the Board and the Company, including, but not limited to:

•        the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;

•        the candidate having sufficient time to devote to the affairs of the Company, including the number and nature of other board (and committee) memberships held;

•        the candidate having a proven track record in his or her field;

•        the candidate’s ability to exercise sound business judgment;

•        the candidate’s commitment to vigorously represent the long-term interests of our stockholders;

•        whether or not a conflict of interest exists between the candidate and our business;

•        whether the candidate would be considered independent under applicable Nasdaq and SEC standards;

•        the current composition of the Board; and

•        the operating requirements of the Company.

In conducting this assessment, the committee considers gender, diversity, age, skills and such other factors as it deems appropriate given the then-current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability in the context of the current make-up of the Board. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should neither be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board, the Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board and seeks to include diverse candidates in any director search (which may include specifically requesting diverse candidates from any professional search firm if deemed appropriate at the time requested). The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

Pursuant to our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our corporate website at www.vandapharma.com, the Board shall nominate for election or reelection as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which such person faces reelection and (ii) the Board’s acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the Amended and Restated Corporate Governance Guidelines.

Pursuant to its charter, the Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Secretary of the Company at the principal executive offices of the Company and provide the same information to the Company as required from stockholders nominating director candidates directly under our advance notice Bylaws.

Board Composition

We believe that each of our directors and nominees brings a strong background and set of skills to our Board, giving the Board, as a whole, an appropriate balance of knowledge, experience, attributes, skills and expertise. In addition, five of our six directors are independent under Nasdaq standards (Dr. Polymeropoulos, our President, Chief Executive Officer and Chairman of the Board, being the only exception as he is an employee) and our Nominating/Corporate Governance Committee believes that all six directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, pharmaceutical, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegiality, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on our Board committees. As described above, the Nominating/Corporate Governance Committee has recommended the members of our Board for their directorships. In evaluating such directors, our Nominating/Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors.” The Nominating/Corporate Governance Committee believes that the members of our Board offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating/Corporate Governance Committee also believes that the members of our Board function well together as a group. The Nominating/Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board described in further detail above under the section entitled “Election of Directors,” provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (as of the Record Date)
Total Number of Directors	6
	Female	Male	Did Not Disclose
Part I: Gender Identity
Directors	2	2	2
Part II: Demographic Background
African American or Black	1	—	2
White	1	2

Board Leadership Structure

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Our Board has determined that having the Chief Executive Officer serve as Chairman of the Board is in the best interest of our stockholders at this time because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman of the Board combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of our Board as a whole. We have a strong governance structure in place, including a Lead Independent Director, designed to ensure the powers and duties of the dual role are handled responsibly and are sufficiently balanced by meaningful independent leadership. Our Lead Independent Director is responsible for, among other things, working with the Chairman of the Board to prepare the agenda for each Board meeting, presiding over executive sessions of our independent directors and discharging such other duties as the independent directors as a whole may designate from time to time. Mr. Dugan serves as our Lead Independent Director.

Meetings of the Board of Directors

The Board met seven times during 2023. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which she or he served that were held during the period for which she or he was a director or committee member.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of the then-serving directors attended our 2023 annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board, including the independent members of the Board, by sending a letter to Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue NW, Suite 300E, Washington, D.C. 20037, Attn: Secretary. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Secretary will submit a stockholder communication to a chair of a committee of the Board, or a particular director, as appropriate.

Code of Ethics and Business Conduct

The Company has adopted the Vanda Pharmaceuticals Inc. Code of Ethics and Business Conduct that applies to all directors, officers and employees. This code is available in the Corporate Governance section of our corporate website at www.vandapharma.com. If we make any substantive amendments to this code or grant any waiver from a provision of the code to any applicable executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Risk Oversight

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The general categories of risk overseen by our Board include, without limitation, operational risk, commercial risk, clinical trial risk, capital risk, credit risk, earnings risk, liquidity risk, market risk, price risk, legal/compliance risk and reputational risk. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board provides oversight to address the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each committee of our Board also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its oversight role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer.

The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company. The Board encourages management to continue to drive this evolution.

Employee Compensation Risks

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company’s human resources, finance and legal staff review the Company’s compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether such policies and procedures are reasonably likely to have a material adverse risk on the Company. The Compensation Committee has considered such review and has determined that, for all employees, our Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Compensation of Directors

Our Board initially adopted a non-employee director compensation program in connection with our initial public offering and subsequently amended and restated such policy in June 2017 and again in April 2022 based on analysis performed by Willis Towers Watson of the non-employee director compensation programs of our peer group companies. Our non-employee director compensation program for 2023 remained the same as the program adopted by the Board in 2022. Under our non-employee director compensation program, our non-employee directors receive a combination of annual cash retainers and equity awards, in addition to the equity awards that they receive upon their initial election to the Board. Both the annual and initial equity awards are split approximately 50% in options and 50% in Restricted Stock Units (“RSUs”), with the number of shares of each to be determined based on the value of each calculated in accordance with ASC 718.

The table below sets forth the provisions of our current non-employee director compensation program.

Term	Compensation
Annual Cash Retainer(1)	$50,000
Lead Independent Director/Chairman(1)(2)	Additional annual retainer of $30,000
Chair of Audit Committee(1)	Additional annual retainer of $20,000
Chair of Compensation Committee(1)	Additional annual retainer of $17,500
Chair of Nominating/Corporate Governance Committee(1)	Additional annual retainer of $15,000
Non-Chair Member of Audit Committee(1)	Additional annual retainer of $10,000
Non-Chair Member of Compensation Committee(1)	Additional annual retainer of $7,500
Non-Chair Member of Nominating/Corporate Governance Committee(1)	Additional annual retainer of $7,500
Initial Equity Grant(3)(4)	$337,500, split approximately 50% in options and 50% in RSUs
Annual Equity Grant(5)	$225,000, split approximately 50% in options and 50% in RSUs

____________

(1)      All annual cash retainer fees are paid in four quarterly payments.

(2)      Only applicable if the Chairman is a non-employee director.

(3)      Option vests with respect to 25% of the underlying shares when the director completes 12 months of continuous service following the date of grant, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(4)      RSU award vests in four equal annual installments beginning on the first anniversary of the date of grant, provided the director has provided continuous service through each annual vesting date.

(5)      Each option and RSU award vests with respect to 100% of the underlying shares on the one-year anniversary of the date of grant, provided the director has provided continuous service through such date.

All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and the stock option and RSU grants will be subject to the terms of our Amended and Restated 2016 Equity Incentive Plan and the governing award agreement. Each option and RSU granted under our current non-employee director compensation program that is not fully vested will become fully vested upon a change in control of the Company or if the non-employee director’s service terminates due to death.

We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.

2023 Director Compensation

The table below shows the compensation earned by each of our non-employee directors for the year ended December 31, 2023. Mihael H. Polymeropoulos, M.D., our President, Chief Executive Officer and Chairman of the Board, receives no additional compensation for his service on the Board. Please see the 2023 Summary Compensation Table for the compensation received by Dr. Polymeropoulos with respect to 2023.

Name	Fees Earned or Paid in Cash	RSU Awards(1)	Option Awards(1)	Total
Richard W. Dugan	$107,500	$112,496	$112,499	$332,495
Anne Sempowski Ward	77,500	112,496	112,499	302,495
Phaedra S. Chrousos	75,000	112,496	112,499	299,995
Stephen Ray Mitchell	57,500	112,496	112,499	282,495
Tage Honoré(2)	39,934	281,243	281,248	602,425

____________

(1)      Reflects the aggregate grant date fair value of RSUs or options granted during the fiscal year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 and Note 13 to our audited consolidated financial statements included in the Annual Report. Our directors will not realize the estimated value of these awards until the awards are vested or, with respect to option awards, exercised and the underlying shares are sold.

(2)      Dr. Honoré joined the Board effective March 15, 2023.

The following table describes the RSUs and options that we have granted to our non-employee directors that were outstanding as of December 31, 2023:

Name	Aggregate Number of RSUs Outstanding		Aggregate Number of Options Outstanding
Richard W. Dugan	17,307	(1)	153,667	(2)
Anne Sempowski Ward	17,307	(1)	113,667	(3)
Phaedra S. Chrousos	17,307	(1)	123,667	(4)
Stephen Ray Mitchell	17,307	(1)	90,543	(5)
Tage Honoré(7)	43,715	(1)	85,236	(6)

____________

(1)      No shares underlying the RSU were vested as of December 31, 2023.

(2)      119,707 options were vested as of December 31, 2023.

(3)      79,707 options were vested as of December 31, 2023.

(4)      89,707 options were vested as of December 31, 2023.

(5)      55,124 options were vested as of December 31, 2023.

(6)      No options were vested as of December 31, 2023.

(7)      Dr. Honoré joined the Board effective March 15, 2023.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2024, and has further directed that management submit the selection of independent auditors for ratification by our stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements and has attested to the effectiveness of our internal control over financial reporting since we commenced operations in March 2003. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of our Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of our Board will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee of our Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person (virtually), or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum; however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a bank, broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to Vanda for the years ended December 31, 2023 and 2022, by PricewaterhouseCoopers LLP, our principal accountant.

	Year ended December 31,
	2023	2022
Audit fees(1)	$1,028,013	$926,284
Audit-related fees(2)	—	45,535
Tax fees(3)	40,950	43,500
All other fees(4)	4,399	4,399
Total fees	$1,073,362	$1,019,718

____________

(1)      The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements and the effectiveness of internal control over financial reporting for the years ended December 31, 2023 and 2022 also include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q, statutory audits of our wholly owned foreign subsidiaries and the consents issued for our registration statements.

(2)      The fees billed or incurred by PricewaterhouseCoopers LLP for financial consulting services.

(3)      The fees billed or incurred by PricewaterhouseCoopers LLP for income tax advice.

(4)      The fees billed or incurred by PricewaterhouseCoopers LLP to access accounting, financial and disclosure resources.

All fees described above were pre-approved by the Audit Committee in accordance with applicable SEC requirements. Our Audit Committee determined that the provision of the non-audit services by PricewaterhouseCoopers LLP described above is compatible with maintaining the auditor’s independence.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. All services rendered by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

YOUR BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A “FOR” VOTE IN FAVOR OF PROPOSAL 2.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with our management the audited consolidated financial statements of the Company and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.

The Audit Committee has also reviewed and discussed with PricewaterhouseCoopers LLP (“PwC”) the audited consolidated financial statements and PwC’s opinion of the effectiveness of our internal controls over financial reporting in the Annual Report. In addition, the Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC such firm’s independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2024 and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

Richard W. Dugan, Chair

Phaedra S. Chrousos

Anne Sempowski Ward

The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of the Record Date by:

•        each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•        our NEOs;

•        each of our directors; and

•        all current executive officers and directors as a group.

The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through the Record Date.

Percentage of shares beneficially owned is based on 58,197,773 shares of common stock outstanding as of the Record Date. For purposes of the table below, and computing the percentage ownership of that person, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date and common stock subject to RSUs that will vest within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the options or RSUs, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.

Name and address of beneficial owner(1)	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders (other than our executive officers and directors)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	8,346,367	14.3%
Renaissance Technologies LLC(3) 800 Third Avenue New York, NY 10022	3,681,125	6.3%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	3,456,087	5.9%
NEOs and Directors
Gunther Birznieks(5)	646,913	1.1%
Phaedra S. Chrousos(6)	165,905	*
Richard W. Dugan(7)	251,367	*
Tage Honoré(8)	67,290	*
Stephen Ray Mitchell, M.D., M.B.A.(9)	119,871	*
Kevin Moran(10)	293,655	*
Mihael H. Polymeropoulos, M.D.(11)	2,739,017	4.7%
Anne Sempowski Ward(12)	152,980	*
Joakim Wijkstrom(13)	328,914	*
Timothy Williams(14)	385,169	*
All current directors and executive officers as a group (10 persons) (15)	5,151,081	8.9%

____________

*        Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)      Unless otherwise indicated, the address for each beneficial owner is c/o Vanda Pharmaceuticals Inc., 2200 Pennsylvania Avenue NW, Suite 300E, Washington, D.C. 20037.

(2)      Based on Schedule 13G/A filed on January 23, 2024 by BlackRock, Inc., this amount represents 8,346,367 shares held of record by BlackRock, Inc. The stockholder’s address is 50 Hudson Yards, New York, NY 10001.

(3)      Based on the Schedule 13G/A filed on February 13, 2024 by Renaissance Technologies LLC (“RTC”) and its affiliate, Renaissance Technologies Holdings Corporation (“RTHC”), this amount represents 3,681,125 shares held of record by RTC. RTHC is deemed to beneficially own 3,681,125 shares due to its majority ownership of RTC. The stockholder’s address is 800 Third Avenue, New York, NY 10022.

(4)      Based on the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, this amount represents 3,456,087 shares held of record by the Vanguard Group. The stockholder’s address is 100 Vanguard Blvd. Malvern, PA 19355.

(5)      Includes 507,394 shares subject to options exercisable within 60 days of the Record Date. Excludes 100,106 shares subject to options that are not exercisable within 60 days of the Record Date and 174,050 shares of common stock underlying RSUs that do not vest within 60 days of the Record Date.

(6)      Includes 123,667 shares subject to options exercisable within 60 days of the Record Date.

(7)      Includes 153,667 shares subject to options exercisable within 60 days of the Record Date.

(8)      Dr. Honoré was appointed to the Board effective March 15, 2023. Includes 49,983 shares subject to options exercisable within 60 days of the Record Date. Excludes 35,253 shares subject to options that are not exercisable within 60 days of the Record Date and 19,806 shares of common stock underlying RSUs that do not vest within 60 days of the Record Date.

(9)      Includes 200 shares of common stock pledged by Dr. Mitchell as security for personal financial arrangements. Such pledge was not subject to the Company’s anti-pledging policy as it was put in place prior to Dr. Mitchell joining the Board. Includes 90,543 shares subject to options exercisable within 60 days of the Record Date.

(10)    Includes 240,392 shares subject to options exercisable within 60 days of the Record Date. Excludes 103,858 shares subject to options that are not exercisable within 60 days of the Record Date and 178,386 shares of common stock underlying RSUs that do not vest within 60 days of the Record Date. Also includes 635 shares of common stock held of record by Mr. Moran’s wife.

(11)    Includes 1,489,787 shares subject to options exercisable within 60 days of the Record Date. Excludes 355,213 shares subject to options that are not exercisable within 60 days of the Record Date and 622,500 shares of common stock underlying RSUs that do not vest within 60 days of the Record Date.

(12)    Includes 113,667 shares subject to options exercisable within 60 days of the Record Date.

(13)    Includes 279,150 shares subject to options exercisable within 60 days of the Record Date. Excludes 97,050 shares subject to options that are not exercisable within 60 days of the Record Date and 80,025 shares of common stock underlying RSUs that do not vest within 60 days of the Record Date.

(14)    Includes 362,394 shares subject to options exercisable within 60 days of the Record Date. Excludes 100,106 shares subject to options that are not exercisable within 60 days of the Record Date and 174,050 shares of common stock underlying RSUs that do not vest within 60 days of the Record Date.

(15)    Includes 3,410,644 shares subject to options exercisable within 60 days of the Record Date held by our current executive officers and directors. Excludes 791,586 shares subject to options that are not exercisable within 60 days of the Record Date and 1,248,817 shares of common stock underlying RSUs that do not vest within 60 days of the Record Date.

EXECUTIVE OFFICERS

The names of the current executive officers of Vanda and certain information about each of them as of the Record Date, are set forth below:

Executive Officers

Mihael H. Polymeropoulos, M.D. — For biographical information, see “Proposal 1: Election of Directors — Nominees for Election as the Class III Directors at the Annual Meeting.”

Kevin Moran, age 40, has served as our Senior Vice President, Chief Financial Officer and Treasurer, since July 2020. Prior to that, Mr. Moran served as our Vice President, Acting Chief Financial Officer and Treasurer from March 2020 to July 2020, our Vice President and Controller from March 2018 to March 2020, our Controller from December 2012 until March 2018 and in other finance roles at the Company between September 2010 and December 2012. Prior to that, Mr. Moran was a Senior Associate at PricewaterhouseCoopers, an independent registered public accounting firm. Mr. Moran earned his Bachelor of Business Administration and his Master of Science in Accounting from James Madison University.

Gunther Birznieks, age 55, has served as our Senior Vice President, Business Development since March 2017 and served as our Vice President, Head of Business Development from March 2010 to March 2017. Mr. Birznieks assumed additional responsibilities in 2018 as a member of the Company’s Research and Development Committee as well as project lead for the tradipitant program. Prior to March 2010, Mr. Birznieks held a number of positions within Vanda, including Clinical Program Head of the tasimelteon and VSF-173 programs, Head of Informatics and in Singapore as Head of Operations. Mr. Birznieks previously spent the majority of his career in the areas of healthcare and biomedical informatics including bioinformatics support for microarray and genotyping projects with the Human Genome Project at the National Human Genome Research Institute. Prior to joining us, Mr. Birznieks founded Extropia Pte. Ltd., a Singaporean company which specialized in business and investment banking applications. Mr. Birznieks has published four books on computer technologies as well as numerous articles and talks on information security, programming, and software development life cycle. Mr. Birznieks received his Bachelor of Arts degree in psychology and his Master of Science degree in computer science from Johns Hopkins University.

Joakim Wijkstrom, age 58, has served as our Senior Vice President, Chief Marketing Officer since August 2019. Prior to joining Vanda, Mr. Wijkstrom served as SVP/CMO at Perry Ellis International, and most recently at OneMain Financial. Prior to those positions, Mr. Wijkstrom held a variety of leadership roles at advertising agencies, including TBWA Chiat Day, BBDO, and Crispin Porter + Bogusky, developing marketing strategies with clients including Apple, Absolut vodka, Activision/Guitar Hero, Nextel and Volkswagen. Mr. Wijkstrom received his Bachelor of Arts in Art History from Georgetown University, and his Master of Business Administration in Marketing from New York University. He is also a recipient of the Solomon R. Guggenheim Foundation fellowship for studies in museum administration at the Peggy Guggenheim Collection in Venice, and a Marcus Wallenberg Foundation Scholarship for studies in international business.

Timothy Williams, age 48, has served as our Senior Vice President, General Counsel and Secretary since August 2018. Prior to joining Vanda, Mr. Williams served as Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at AgNovos Healthcare from September 2013 to July 2018. From April 2009 to August 2013, Mr. Williams was Senior Legal Counsel and Assistant Secretary at Stryker Corporation, a global medical technology company, where he led the legal department’s global M&A, corporate governance, and securities groups. Before joining Stryker, Mr. Williams practiced law in Chicago at Mayer Brown LLP and Bryan Cave LLP. Mr. Williams received his Bachelor of Music and Master of Music from Western Michigan University and his Juris Doctor from the University of Michigan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation decisions related to fiscal year 2023 and the most important factors relevant to an analysis of these decisions.

Our NEOs for 2023 were:

Named Executive Officer	Current Title
Mihael H. Polymeropoulos, M.D.	President, Chief Executive Officer and Chairman of the Board
Kevin Moran	Senior Vice President, Chief Financial Officer and Treasurer
Gunther Birznieks	Senior Vice President, Business Development
Joakim Wijkstrom	Senior Vice President, Chief Marketing Officer
Timothy Williams	Senior Vice President, General Counsel and Secretary

Executive Summary

Our primary objective is to attract, retain and motivate superior executive talent with the skills and experience to successfully execute our business strategy, aligning their interests with those of our stockholders, with the goal of creating sustainable long-term stockholder value. To achieve this, the majority of executive compensation is variable and at-risk with the value contingent on Company, individual and stock price performance. In determining executive compensation for 2023, we considered the results of our most recent advisory “Say-on-Pay” vote, feedback received from stockholders through our outreach and market insights. In 2023, we continued to engage in stockholder outreach in order to better refine the compensation program to align management and stockholder interests.

2023 Company Performance Highlights:

Notable achievements in 2023 included:

Company	• Total revenues of $192.6 million. • Net income of $2.5 million for the full year 2023. • Cash, cash equivalents and marketable securities of $388.3 million as of December 31, 2023.
HETLIOZ® (tasimelteon)

•   HETLIOZ® net product sales of $100.2 million.

•   In July 2023, the FDA accepted our sNDA for HETLIOZ® in the treatment of insomnia for filing and set a PDUFA target action date of March 4, 2024 for its decision.

•   On March 4, 2024, we received a CRL from the FDA as part of its ongoing review of HETLIOZ® for the treatment of insomnia.

•   In September 2023, the European Medicines Agency designated HETLIOZ® as an orphan medicinal product for the treatment of Smith-Magenis Syndrome (“SMS”).

Fanapt® (iloperidone)

•   Fanapt® net product sales of $90.9 million.

•   In August 2023, the FDA accepted our sNDA for Fanapt® in bipolar I disorder in adults for filing and set a PDUFA target action date of April 2, 2024 for its decision.

•   On April 2, 2024, the FDA approved Fanapt® for the acute treatment of manic or mixed episodes associated with bipolar I disorder in adults.

•   Continued clinical development of the long acting injectable formulation of Fanapt®.

PONVORY® (ponesimod)	• In December 2023, we purchased the right to market and sell PONVORY® in the U.S. and Canadian markets from Actelion Pharmaceuticals Ltd. (“Janssen”), a Johnson & Johnson Company.
Tradipitant

•   In December 2023, the FDA accepted our NDA for tradipitant in gastroparesis for filing and set a PDUFA target action date of September 18, 2024.

•   In May 2023, we announced positive results from the first Phase III study of tradipitant in motion sickness. A second Phase III study of tradipitant in motion sickness is ongoing.

Early Stage	• In June 2023, VCA-894A, an ASO molecule, was granted orphan designation by FDA for the treatment of a patient with CMT2S, caused by cryptic splice site variants within IGHMBP2.

Many of these key accomplishments for 2023 are reflected in outcomes under our annual cash incentive plan, which is comprised of objectives based on areas of operational importance. For 2023, an award level of 137% of target was earned for each of our NEOs, other than Mr. Wijkstrom, who received 100% of target.

Compensation Program Philosophy

Vanda’s purpose is to work together for the common goal of developing and commercializing innovative therapies that address high unmet medical needs and improve the lives of patients. To successfully achieve this, our executive compensation program needs to attract, retain and motivate superior executive talent with the skills and experience to successfully execute our business strategy. Our executive compensation program is designed with the following principles in mind:

•        Pay for performance — Provide competitive incentives that reward the achievement of operational and financial performance goals that directly correlate to the enhancement of stockholder value;

•        Stockholder alignment — Align the interests of our executive officers with those of our stockholders by rewarding performance that meets or exceeds established goals and awarding compensation in the form of equity; and

•        Strategic alignment — Align our executive officers’ behaviors and compensation with the short- and long-term strategic goals and objectives approved by the Board.

To achieve these objectives, a significant portion of each NEO’s compensation is tied to the achievement of corporate financial and operational goals, with long-term compensation delivered in the form of equity awards that vest over time. The majority of each NEO’s equity compensation has historically been delivered in the form of stock options, which are inherently performance-based, requiring the delivery of stock price appreciation following the grant date in order for the awards to have value, as well as RSUs. In February 2024, the Compensation Committee granted all equity awards to our executives in the form of RSUs, in order to continue to align executives’ long-term incentives with the long-term interests of our stockholders. The RSUs are intended to enhance retention of executives through four-year vesting cycles and to provide executive officers with a long-term incentive to manage the Company from the perspective of an owner. We believe that our ‘working together for a common goal’ approach is reflected in our executive compensation framework, which we apply consistently across our executive officer team.

Element and Purpose	Key Features
Base Salary Attract and retain officers in a competitive environment and reward individual performance

•   Fixed cash compensation

•   Reviewed annually

•   Base salary takes into account factors that may include, but are not limited to: responsibilities of the position, prior relevant qualifications, background and experiences, performance, and market data

•   Set with reference to the median of relevant market data

Cash Incentive Awards Focus officers on achieving key clinical, regulatory, commercial, operational, strategic and/or financial objectives

•   Variable cash compensation

•   Performance assessed over a one-year time horizon

•   Target opportunity set by role, ranging from 45% to 80% of salary

•   Maximum opportunity capped at 150% of target

•   Opportunities set with reference to the median of relevant market data

•   Quantitative and qualitative objectives are set annually

•   2023 objectives spanned six categories: Commercial HETLIOZ® (20%), Commercial Fanapt® (15%), Intellectual Property & Regulatory Innovation (10%), R&D and Commercial Support (40%), Business Development (10%), and People, Capabilities and Culture (5%)

•   Subject to clawback policy

Element and Purpose	Key Features
Equity Incentive Awards Align officers’ interests with those of our stockholders and retention

•   Annual awards are typically granted in the first quarter in connection with the annual compensation review for the prior year and take into account factors that may include, but are not limited to: responsibilities of the position, prior relevant qualifications, background and experiences, performance, and market data

•   Set with reference to the median of relevant market data

•   Awards typically made as a combination of RSUs (30%) and stock options (70%) for NEOs but in February 2024, the Compensation Committee granted all RSUs to enhance retention and to align executives’ long-term incentives with the long-term interests of our stockholders

•   Equity awards vesting over a period of four years: RSUs vest in four equal annual installments subject to continuous service; stock options vest 25% after one year of continuous service with the balance vesting in equal monthly installments over the subsequent three years subject to continuous service

•   Subject to clawback policy

•   Equity awards also granted on commencement of employment

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What We Do	What We Avoid
Pay for performance approach, tying compensation to the achievement of Company goals, individual performance and contribution in achieving those goals	No single trigger change of control benefits
No enhanced benefits programs beyond those typically available to employees
Quantitative objectives governing 35% of the cash incentive award program	No hedging or pledging of Company securities
Regular stockholder engagement	No option re-pricing or cash-out of underwater options without stockholder approval
Clawback policy that applies to executive officer incentive-based equity compensation
No evergreen provisions in our equity compensation plan
Independent Compensation Committee advised by an independent compensation consultant
Annual Say-on-Pay vote
Annual risk assessment

Executive Pay Mix for 2023

____________

(1)      Compensation based on 2023 base salary, annual cash incentive paid in 2024 for 2023 performance, and fair market value of equity awards granted in February 2023.

(2)      “NEO 2023” reflects average compensation for all NEOs other than our Chief Executive Officer.

Compensation Procedures

Our Compensation Committee is comprised of two independent directors who are responsible for fulfilling the responsibilities set forth in our Compensation Committee charter, which relate to the Company’s executive compensation policies and programs. The Compensation Committee’s policy is to review annually each NEO’s cash compensation and equity holdings to evaluate whether they provide adequate incentives and motivation, and whether they adequately compensate relative to comparable officers in similarly-sized biopharmaceutical companies. At the invitation of the Chair, Compensation Committee meetings typically have included, for all or a portion of each meeting, our Chief Executive Officer and, from time to time, our Chief People Officer, Chief Financial Officer and General Counsel. No executive officer is present when their own compensation is being discussed.

Our Compensation Committee also regularly meets in executive session without any of our NEOs or other employees present. For compensation decisions related to NEOs other than our Chief Executive Officer, including decisions regarding the grant or award of equity compensation, our Compensation Committee solicits and considers the recommendations of our Chief Executive Officer and seeks input from our independent compensation consultant.

Use of Independent Compensation Consultant

Under the authority set forth in its charter, our Compensation Committee has engaged Willis Towers Watson, a consulting firm specializing in executive compensation, as its independent compensation consultant. In connection with our Compensation Committee’s 2023 NEO compensation decisions, Willis Towers Watson reviewed and advised on all principal aspects of our executive compensation program and performed the following services:

•        Provided recommendations regarding the composition of the Company’s peer group;

•        Conducted a competitive assessment of the Company’s then current executive compensation arrangements, including analyzing peer group proxy statements, compensation survey data, and other publicly available data; and

•        Reviewed and advised on total compensation, including base salaries, and short- and long-term incentives, including equity awards.

The Compensation Committee has assessed the independence of Willis Towers Watson, the Compensation Committee’s compensation consultant, and concluded that no conflict of interest exists that would prevent Willis Towers Watson from serving as an independent consultant to the Compensation Committee.

Stockholder Engagement

Feedback from stockholders is an important part of our decision-making process and we are committed to open and regular communication with our stockholders. This includes engagement at investor conferences and discussions to understand our stockholders’ perspectives on a wide range of topics related to our business.

Say-on-Pay

The Compensation Committee was pleased to see approximately 97% of votes cast in favor of Say-on-Pay in 2023, an increase over 2022 voting results, and saw this as a further indication that stockholders support the changes that have been made in response to stockholder feedback in recent years. The Compensation Committee will continue to monitor the results of the annual Say-on-Pay vote as well as stockholder feedback received and developments and trends in executive compensation, as part of the annual review of our executive compensation programs.

Peer Group

The Compensation Committee annually selects a group of peer companies to understand the competitive positioning of executive compensation at Vanda relative to the market. Companies are selected to ensure they are relevant for executive compensation comparisons based on their science/business model (innovation and commercialization), revenue, market capitalization, and employee headcount. Given the fast-paced nature of our industry, the peer group is reviewed annually and adjusted as needed to ensure continued relevance.

Based on analysis and recommendations from Willis Towers Watson in September 2022, the Compensation Committee considered the following parameters for life sciences companies when evaluating the Vanda compensation peer group for 2023:

• Publicly traded life sciences company • Market capitalization between $300M – $3B • Revenue between $130M – $780M	• Research & Development expense > $50M • Headcount between 100 – 1,000 • Pipeline profile

Informed by these parameters, one company was identified for removal, and three additional companies were identified for inclusion, resulting in an aggregate peer group of 20 companies.

The three newly added companies were deemed sufficiently relevant from both a size and operations standpoint, and their inclusion resulted in Vanda remaining ranked near the median and the 50th percentile in terms of revenue scope.

	Retained peer companies	Newly added peer companies
2023 Compensation Peer Group

•   ACADIA Pharmaceuticals

•   Agios Pharmaceuticals

•   Amarin Corporation

•   Amicus Therapeutics

•   Clovis Oncology

•   Coherus BioSciences

•   Corcept Therapeutics

•   Enanta Pharmaceuticals

•   Intercept Pharmaceuticals

•   Intra-Cellular Therapies

•   Ironwood Pharmaceuticals

	• Lexicon Pharmaceuticals • Omeros Corporation • Pacira BioSciences • PTC Therapeutics • Supernus Pharmaceuticals • Travere Therapeuticals	• Eagle Pharmaceuticals • FibroGen • Puma Biotechnology
Former peer companies/reason removed	• Radius Health, private acquisition, no longer listed

Based on analysis and recommendations from Willis Towers Watson in September 2023, the Compensation Committee considered the following parameters for life sciences companies when evaluating the 2024 Vanda compensation peer group:

• Publicly traded life sciences company • Market capitalization between $175M – $1.1B • Revenue between $135M – $810M	• Research & Development expense > $50M • Headcount between 145 – 870 • Pipeline profile

Informed by these parameters, one company was identified for removal, resulting in an aggregate peer group of 19 companies.

Retained peer companies
2024 Compensation Peer Group

•   ACADIA Pharmaceuticals

•   Agios Pharmaceuticals

•   Amarin Corporation

•   Amicus Therapeutics

•   Coherus BioSciences

•   Corcept Therapeutics

•   Eagle Pharmaceuticals

•   Enanta Pharmaceuticals

•   FibroGen

•   Intercept Pharmaceuticals

•   Intra-Cellular Therapies

• Ironwood Pharmaceuticals • Lexicon Pharmaceuticals • Omeros Corporation • Pacira BioSciences • PTC Therapeutics • Puma Biotechnology • Supernus Pharmaceuticals • Travere Therapeutics
Former peer company/reason removed	• Clovis Oncology, which filed for bankruptcy in June 2023

Anti-Hedging/Anti-Pledging Policy

The Company operates a comprehensive anti-hedging/anti-pledging policy that applies to all our employees and directors. This policy generally prohibits any employee, executive officer or director from engaging in short sales, transactions involving puts, calls and other derivative securities, and hedging transactions, placing standing or limit orders (other than pursuant to certain written trading plans), holding securities in margin accounts and pledging securities subject to limited exceptions.

Clawback Policy

In June 2023, the SEC approved the Nasdaq’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. To reflect these new requirements, on June 8, 2023, we amended and restated our Compensation Clawback Policy, which applies to incentive-based equity and cash compensation that is granted, earned, or vested based wholly or in part upon the attainment of certain financial reporting measures. The policy applies to executive officers in the event we are required to prepare an accounting restatement. The policy requires the Company to recover from the applicable incentive-based compensation received during the three completed fiscal year period preceding the date on which we are required to prepare an accounting restatement the excess amount relative to what would have been paid under the accounting restatement, unless the Compensation Committee determines that it is impracticable to do so.

2023 Compensation

Base Salary

Base salaries are set at a level we believe enables us to hire and retain individuals in a competitive environment, and rewards satisfactory individual performance and contribution to our overall business goals. The annual base salaries established for our executive officers are determined based on consideration of factors including, but not limited to, the responsibilities of the position, prior relevant qualifications, background and experiences, performance considerations, market considerations and other pertinent inputs. When referencing market data, the Compensation Committee considers an executive’s position relative to the median for comparable roles in our compensation peer group. In 2023, the Compensation Committee took specific measures to re-align executive base salaries with the median base salaries of our peers, also recognizing the development of roles and responsibilities over the past few years, as the executive team changed in membership and size. In most cases, this resulted in an upwards adjustment of 4-13%. Based on these considerations and our compensation philosophy, and taking into account persistent inflation, the Compensation Committee approved the following increases for the 2023 base salaries, effective as of January 1, 2023, and for the 2024 base salaries, effective as of January 1, 2024:

Named Executive Officer	2022 Base Salary	2023 Base Salary	2023 Percentage Increase	2024 Base Salary	2024 Percentage Increase
Mihael H. Polymeropoulos, M.D.	$815,140	$897,000	10.0%	$933,000	4.0%
Kevin Moran	$426,120	$477,000	11.9%	$541,000	13.4%
Gunther Birznieks	$460,040	$520,000	13.0%	$541,000	4.0%
Joakim Wijkstrom	$553,320	$560,000	1.2%	$560,000	—%
Timothy Williams	$466,400	$520,000	11.5%	$541,000	4.0%

Cash Incentive Awards

Annual cash incentive awards can be earned based upon the achievement of corporate and individual performance goals established by our Compensation Committee. These cash incentive awards are designed to focus our NEOs on achieving key clinical, regulatory, commercial, operational, strategic and/or financial objectives during the year.

The target award, expressed as a percentage of salary, is reviewed annually by the Compensation Committee.

Named Executive Officer	2022 Target Award %	2023 Target Award %	2024 Target Award %
Mihael H. Polymeropoulos, M.D.	80%	80%	80%
Kevin Moran	45%	45%	45%
Gunther Birznieks	45%	45%	45%
Joakim Wijkstrom	45%	45%	45%
Timothy Williams	45%	45%	45%

Following the conclusion of each fiscal year, our Compensation Committee evaluates the performance of each of our NEOs with respect to the attainment of their individual objectives as well as the Company’s corporate objectives to determine the amount of their cash incentive awards for the year. The actual amount awarded is determined at the discretion of our Compensation Committee based on the performance of the Company and each NEO. The Compensation Committee reserves the right to make subjective assessments of executive performance and to separately reward performance beyond established individual or corporate goals and targets, and to award a smaller or larger bonus or no bonus at all.

The 2023 corporate objectives and relative weightings were approved by the Board and Compensation Committee and were used to assess the overall 2023 performance.

2023 Corporate Goals

Category	Weighting	Operational Objective
Commercial HETLIOZ®	20%	Maximize access and commercial market of HETLIOZ® for patients with Non-24 and SMS
Commercial Fanapt®	15%	Revenue from commercialization of Fanapt® for schizophrenia in the U.S.
Intellectual Property & Regulatory Innovation	10%	Enhance global IP portfolio and exclusivity of all products
		Create/change precedence through regulatory innovation
R&D and Commercial Support	40%	Clinical, regulatory and commercial activities in support of tradipitant (15%)
		Advance HETLIOZ® via life cycle management, R&D and commercial activities (5%)
		Advance Fanapt® via life cycle management, R&D and commercial activities (15%)
		Clinical and Research activities in support of early stage programs including CFTR, VTR-297 and VQW-765 (5%)
		Create new data sets that advance studies and revenue
Business Development	10%	Evaluation of new products, with focus on near-term, revenue-generating assets
People, Capabilities & Culture	5%	Grow, guide and develop a community of innovation
		Further develop core competencies towards the successful implementation of a long-term growth plan for the Company
		Support employee engagement

For purposes of measuring the levels of achievement for the 2023 goals, the quantitative objectives, consisting of net product sales for each of HETLIOZ® and Fanapt®, which accounted for 35% of the total weighting, were measured using minimum revenue thresholds (90%), maximum revenue thresholds (120% and 110%, respectively) and a midpoint target. The determination of achievement for these quantitative commercial objectives resulted in an overall achievement level of 127% and a corresponding payout at 159% of target.

The qualitative objectives, consisting of R&D and commercial activities, business development, human resource activities and other goals, which accounted for 65% of the total weighting, were measured using a number of different criteria, including clinical study metrics, regulatory filing timelines, expansion of our patent portfolio and securing key hires, among others, resulting in an overall achievement level of 125%. The combined measurement of achievement versus the 2023 corporate goals resulted in an overall award level equal to 137% of target for each of our NEOs, other than Joakim Wijkstrom, who received 100% of target. This award level compares to a 2022 award level of 101%, derived from 98% achievement of quantitative objectives and 103% achievement of qualitative objectives.

In February 2024, based on the Company’s 2023 performance and the accomplishments of the Company and our NEOs during the year, our Compensation Committee awarded our NEOs the following cash incentive awards:

Named Executive Officer	2023 Base Salary	2023 Target Award %	2023 Target Award Amount	2023 Actual Award Amount	Percentage of Target Actually Awarded
Mihael H. Polymeropoulos, M.D.	$897,000	80%	$717,600	$983,112	137%
Kevin Moran	$477,000	45%	$214,650	$294,071	137%
Gunther Birznieks	$520,000	45%	$234,000	$320,580	137%
Joakim Wijkstrom	$560,000	45%	$252,000	$252,000	100%
Timothy Williams	$520,000	45%	$234,000	$320,580	137%

Equity Incentive Compensation

Our Compensation Committee believes that equity compensation awards help align the interests of our NEOs with those of our stockholders. Through making awards in a combination of RSUs and stock options, we provide both an incentive to increase the value of the Company and our stock price in a sustainable, long-term manner, while enhancing the retention power of our executive compensation program. In February 2024, the Compensation Committee granted all equity awards to our executives in the form of RSUs in order to continue to align executives’ long-term incentives with the long-term interests of our stockholders.

As with other components of compensation, our Compensation Committee generally considers multiple factors in determining the equity compensation of our executive team, including, but not limited to, the responsibilities of the position, prior relevant qualifications, background, experiences, performance considerations, market data, and other pertinent inputs. When referencing market data, the Compensation Committee considers an executive’s position relative to the median for comparable roles in our compensation peer group.

Awards are generally made on two occasions:

•        Commencement of employment: Generally, we have granted equity awards to our NEOs upon commencement of their employment with the Company. The size of these initial equity awards is negotiated in connection with the NEO’s employment agreement and generally vest over a four year period. The intent of the initial grants is to create a meaningful opportunity to acquire a proprietary interest in the Company and to align the NEO’s interest with the long-term interests of our stockholders.

•        Annual compensation: The Compensation Committee also considers equity awards for our NEOs as part of their annual compensation package. These awards also vest over four years and help ensure a meaningful incentive to remain at Vanda and to enhance stockholder value sustainably over the long-term. Awards are determined as part of the annual compensation review, typically in February, informed by performance in the prior fiscal year and the factors noted above.

In February 2024, our Compensation Committee granted RSU awards to our NEOs as set forth in the table below.

Named Executive Officer	Granted in February 2024 (for 2023 Compensation)
Number of Shares Underlying RSU Awards
Mihael H. Polymeropoulos, M.D.	450,000
Kevin Moran	125,000
Gunther Birznieks	125,000
Joakim Wijkstrom	32,700
Timothy Williams	125,000

Severance and Change-in-Control Benefits

Each of our NEOs has a provision in his employment agreement with the Company that provides for certain severance benefits in the event of termination without cause, as well as a provision in his employment agreement or plan-based equity award agreements that provides for the acceleration of certain of his then unvested options and RSUs in the event of termination without cause following a change-in-control of the Company. In addition, Dr. Polymeropoulos is entitled to certain tax benefits upon a change-in-control of the Company pursuant to a tax indemnity agreement he entered into with the Company in 2007 and amended in 2010. These severance and acceleration provisions are described in the “Employment Agreements” section below, and certain estimates of these severance and change-in-control benefits are provided in “Estimated Payments and Benefits Upon Termination” below. No material changes were made to these severance benefits in 2023.

Other Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. We provide matching contributions of up to 50% of the first 6% of each employee’s eligible contributions to the 401(k) plan. There were no material benefits or perquisites provided to any NEO in 2023 other than parking expenses for the NEOs.

Tax and Accounting Considerations

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent that such compensation exceeds $1 million per officer in any year, except with respect to certain “grandfathered” arrangements in place as of November 2, 2017. In determining the form and amount of compensation for our NEOs, the Compensation Committee may continue to consider all elements of the cost of such compensation. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee may also look at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the compensation is not deductible by us for tax purposes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the following members of the Compensation Committee:

Anne Sempowski Ward (Chair)

Richard W. Dugan

The material in this Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Vanda under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

2023 Summary Compensation Table

The following table summarizes the compensation that we paid to our NEOs for the years ended December 31, 2023, 2022 and 2021. We refer to these executive officers in this Proxy Statement as our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mihael H. Polymeropoulos, M.D.	2023	897,000	—	810,750	988,625	983,112	40,728	3,720,215
President and Chief Executive Officer	2022	815,140	—	1,306,400	1,451,340	658,633	37,897	4,269,410
	2021	769,000	—	2,332,200	2,460,095	596,744	36,118	6,194,157
Kevin Moran	2023	477,000	—	230,535	278,613	294,071	44,465	1,324,684
Senior Vice President, Chief Financial Officer and Treasurer	2022	426,120	—	371,472	409,014	193,672	40,423	1,440,701
	2021	402,000	—	663,156	693,300	175,473	38,037	1,971,966
Gunther Birznieks	2023	520,000	—	230,535	278,613	320,580	23,280	1,373,008
Senior Vice President, Business Development	2022	460,040	—	371,472	409,014	209,088	21,703	1,471,317
	2021	434,000	—	663,156	693,300	189,441	20,956	2,000,853
Joakim Wijkstrom	2023	560,000	—	230,535	278,613	252,000	34,330	1,355,478
Senior Vice President, Chief Marketing Officer	2022	553,320	—	371,472	409,014	251,484	31,560	1,616,850
	2021	522,000	—	523,224	547,483	227,853	29,816	1,850,376
Timothy Williams	2023	520,000	—	230,535	278,613	320,580	50,074	1,399,802
Senior Vice President, General Counsel and Secretary	2022	466,400	—	371,472	409,014	211,979	46,001	1,504,866
	2021	440,000	—	663,156	693,300	192,060	43,612	2,032,128

____________

(1)      The salary amount represents the salary earned from January 1 through December 31 of the applicable year.

(2)      Reflects the aggregate grant date fair value of stock awards and option awards granted with respect to the applicable year calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 and Note 13 to our audited consolidated financial statements included in the Annual Report. Our NEOs will not realize the estimated value of these awards until these awards are vested and sold.

(3)      Represents amounts that were earned and accrued under our cash incentive bonus program for the year ended December 31, 2023 that were paid in March 2024.

(4)      Includes contributions made by the Company to match NEOs’ respective 401(k) elective plan contributions and amounts paid by the Company for group health and term life insurance premiums, disability premiums and parking expenses. For Dr. Polymeropoulos those respective amounts for the year ended December 31, 2023 were: $9,900; $21,173; $1,884; $1,746; and $6,025. Amounts for the other NEOs were similar; variations related primarily to group health premiums.

2023 Grants of Plan-Based Awards

The following table sets forth each plan-based award granted to the Company’s NEOs for the year ended December 31, 2023. The grants of RSU awards and option awards reported for 2023 include grants that occurred in February 2023 which related to compensation for the year ended December 31, 2022.

Named Executive Officer	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise of Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)
Mihael H. Polymeropoulos, M.D.	2/16/2023	—	717,600	1,076,400	115,000			810,750
	2/16/2023					275,000	7.05	988,625
Kevin Moran	2/16/2023	—	214,650	321,975	32,700			230,535
	2/16/2023					77,500	7.05	278,613
Gunther Birznieks	2/16/2023	—	234,000	351,000	32,700			230,535
	2/16/2023					77,500	7.05	278,613
Joakim Wijkstrom	2/16/2023	—	252,000	378,000	32,700			230,535
	2/16/2023					77,500	7.05	278,613
Timothy Williams	2/16/2023	—	234,000	351,000	32,700			230,535
	2/16/2023					77,500	7.05	278,613

____________

(1)      Represents target cash bonuses under our 2023 cash incentive bonus program.

(2)      No threshold amount is included because the plan does not provide for a minimum non-zero payout amount.

(3)      Service-based RSU granted on February 16, 2023 vested with respect to 25% of the shares on March 1, 2024, with 25% of the shares vesting on March 1, 2025, 25% of the shares vesting on March 1, 2026 and 25% of the shares vesting on March 1, 2027, subject to continuous service through each vesting date.

(4)      Option vested with respect to 25% of the underlying shares on February 16, 2024 when the NEO completed 12 months of continuous service following the date of grant, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(5)      Represents the fair value of each stock option grant or RSU as of the date it was granted in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 2 and Note 13 to our audited consolidated financial statements included in the Annual Report. These amounts do not represent the actual amounts paid to or realized by the NEO for these awards.

All options and RSUs listed above may be subject to acceleration upon the occurrence of certain events per the terms of the NEO’s employment agreement as described under “Employment Agreements” below.

Outstanding Equity Awards at 2023 Year-End

The following table sets forth information regarding each unexercised option and unvested RSUs held by each of our NEOs as of December 31, 2023.

		Option Awards					Stock awards
Named Executive Officer	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mihael H. Polymeropoulos, M.D.	12/4/2014	150,000	—		12.27	12/3/2024
	2/12/2016	175,000	—		7.94	2/11/2026
	3/1/2017	275,000	—		14.50	2/28/2027
	2/28/2018	140,000	—		18.85	2/27/2028
	2/27/2019	140,000	—		20.62	2/26/2029
	2/26/2020	134,165	5,835	(2)	11.32	2/25/2030
	2/24/2021	194,789	80,211	(2)	20.28	2/23/2031
	2/28/2022	126,040	148,960	(2)	11.36	2/27/2032
	2/16/2023	—	275,000	(2)	7.05	2/15/2033
	2/26/2020						15,000	(3)	63,300
	2/24/2021						57,500	(4)	242,650
	2/28/2022						86,250	(5)	363,975
	2/16/2023						115,000	(6)	485,300
Kevin Moran	12/4/2014	15,000	—		12.27	12/3/2024
	2/12/2016	6,750	—		7.94	2/11/2026
	7/27/2020	76,874	13,126	(2)	10.83	7/26/2030
	2/24/2021	54,895	22,605	(2)	20.28	2/23/2031
	2/28/2022	35,520	41,980	(2)	11.36	2/27/2032
	2/16/2023	—	77,500	(2)	7.05	2/15/2033
	2/26/2020						3,164	(3)	13,352
	7/27/2020						4,336	(7)	18,298
	2/24/2021						16,350	(4)	68,997
	2/28/2022						24,525	(5)	103,496
	2/16/2023						32,700	(6)	137,994
Gunther Birznieks	12/4/2014	33,750	—		12.27	12/3/2024
	2/12/2016	61,250	—		7.94	2/11/2026
	3/1/2017	70,000	—		14.50	2/28/2027
	2/28/2018	70,000	—		18.85	2/27/2028
	2/27/2019	70,000	—		20.62	2/26/2029
	2/26/2020	67,082	2,918	(2)	11.32	2/25/2030
	2/24/2021	54,895	22,605	(2)	20.28	2/23/2031
	2/28/2022	35,520	41,980	(2)	11.36	2/27/2032
	2/16/2023		77,500	(2)	7.05	2/15/2033
	2/26/2020						7,500	(3)	31,650
	2/24/2021						16,350	(4)	68,997
	2/28/2022						24,525	(5)	103,496
	2/16/2023						32,700	(6)	137,994
Joakim Wijkstrom	8/19/2019	90,000	—		15.33	8/18/2029
	2/26/2020	67,082	2,918	(2)	11.32	2/25/2030
	2/24/2021	43,349	17,851	(2)	20.28	2/23/2031
	2/28/2022	35,520	41,980	(2)	11.36	2/27/2032
	2/16/2023	—	77,500	(2)	7.05	2/15/2033
	2/26/2020						7,500	(3)	31,650
	2/24/2021						12,900	(4)	54,438
	2/28/2022						24,525	(5)	103,496
	2/16/2023						32,700	(6)	137,994

		Option Awards					Stock awards
Named Executive Officer	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Timothy Williams	8/13/2018	90,000	—		21.45	8/12/2028
	2/27/2019	70,000	—		20.62	2/26/2029
	2/26/2020	67,082	2,918	(2)	11.32	2/25/2030
	2/24/2021	54,895	22,605	(2)	20.28	2/23/2031
	2/28/2022	35,520	41,980	(2)	11.36	2/27/2032
	2/16/2023	—	77,500	(2)	7.05	2/15/2033
	2/26/2020						7,500	(3)	31,650
	2/24/2021						16,350	(4)	68,997
	2/28/2022						24,525	(5)	103,496
	2/16/2023						32,700	(6)	137,994

____________

(1)      Based on a per share price of $4.22, which was the closing price per share of our common stock on the last trading day of the 2023 fiscal year (December 29, 2023).

(2)      Option vests with respect to 25% of the underlying shares when the NEO completes 12 months of continuous service following the date of grant, with the balance vesting in equal monthly installments over the next 36 months of continuous service thereafter.

(3)      Service-based RSU that vested with respect to 25% of the shares on March 1, 2021, 25% of the shares on March 1, 2022, 25% of the shares on March 1, 2023 and 25% of the shares on March 1, 2024, subject to continuous service through the vesting date.

(4)      Service-based RSU that vested with respect to 25% of the shares on March 1, 2022, 25% of the shares on March 1, 2023 and 25% of the shares on March 1, 2024, with 25% of the shares vesting on March 1, 2025, subject to continuous service through the vesting date.

(5)      Service-based RSU that vested with respect to 25% of the shares on March 1, 2023 and 25% of the shares on March 1, 2024, with 25% of the shares vesting on March 1, 2025 and 25% of the shares vesting on March 1, 2026, subject to continuous service through the vesting date.

(6)      Service-based RSU that vested with respect to 25% of the shares on March 1, 2024 with 25% of the shares vesting on March 1, 2025, 25% of the shares vesting on March 1, 2026 and 25% of the shares vesting on March 1, 2027, subject to continuous service through the vesting date.

(7)      Service-based RSU that vested with respect to 25% of the shares on July 27, 2021, 25% of the shares on July 27, 2022, and 25% of the shares on July 27, 2023 with 25% of the shares vesting on July 27, 2024, subject to continuous service through the vesting date.

All options and RSUs listed above may be subject to acceleration upon the occurrence of certain events per the terms of the NEO’s employment agreement as described under “Employment Agreements” below.

On February 16, 2024, we granted service-based RSUs related to compensation for the year ended December 31, 2023 to Dr. Polymeropoulos in the amount of 450,000 and Messrs. Birznieks, Moran and Williams in the amount of 125,000 and Mr. Wijkstrom in the amount of 32,700 shares each. Each of the grants to Dr. Polymeropoulos and Messrs. Birznieks, Moran, Wijkstrom and Williams will vest with respect to 25% of the shares on March 1, 2025, 25% of the shares on March 1, 2026, 25% of the shares on March 1, 2027 and 25% of the shares on March 1, 2028. These grants are not listed in the table above as of December 31, 2023.

2023 Stock Vested

The following table shows the number of shares acquired upon stock award vesting for each NEO during the year ended December 31, 2023. These amounts do not represent the actual amounts realized by the NEO for these awards.

Named Executive Officer	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mihael H. Polymeropoulos, M.D.	87,500	564,375
Kevin Moran	30,100	194,188
Gunther Birznieks	31,350	202,208
Joakim Wijkstrom	29,625	186,581
Timothy Williams	31,350	202,208

____________

(1)      The value realized on vesting is based on the closing price per share of our common stock on the vesting date. These amounts do not represent the actual amounts realized by the NEO for these awards.

Employment Agreements

We entered into employment agreements with each of our NEOs: Mihael H. Polymeropoulos, M.D., our President, Chief Executive Officer and Chairman of the Board; Kevin Moran, our Senior Vice President, Chief Financial Officer and Treasurer; Gunther Birznieks, our Senior Vice President, Business Development; Joakim Wijkstrom, our Senior Vice President, Chief Marketing Officer; and Timothy Williams, our Senior Vice President, General Counsel and Secretary.

Mihael H. Polymeropoulos, M.D. We entered into an employment agreement with Dr. Polymeropoulos in February 2005, which was subsequently amended on December 16, 2008 and December 16, 2010, which provides for an annual base salary of not less than $362,250 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance goals (Dr. Polymeropoulos’ current base salary for 2024 is $933,000 and his target bonus amount is 80% of his annual base salary). If we terminate Dr. Polymeropoulos’ employment for any reason other than cause or permanent disability, or, (other than for item (4) below), Dr. Polymeropoulos terminates his employment within six months after the occurrence of any event constituting Good Reason, Dr. Polymeropoulos will receive the following severance benefits following termination: (1) base salary for a period of 12 months; (2) a bonus, payable in a lump sum, in an amount equal to the greater of his most recent annual target bonus or the average annual target bonus awarded to him for the prior three years; (3) payment of his monthly COBRA health insurance premiums for up to 12 months; and (4) an additional three months of service credit under all options held by him and all such options shall be exercisable for the lesser of (i) of six months following his termination or (ii) the remaining option term. In addition, pursuant to the terms of his option and RSU award agreements, if Dr. Polymeropoulos is terminated without cause, or he terminates his employment for Good Reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs. In addition to the benefits provided in his employment agreement, option agreements and RSU awards, the Company entered into a tax indemnity agreement with Dr. Polymeropoulos in November of 2007 that provides certain benefits to him in the event of a change in control of the Company, as described below in “Severance and Change in Control Arrangements.”

Kevin Moran. We entered into an amended and restated employment agreement with Mr. Moran in July 2020, which provides for an annual base salary of not less than $390,000 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance criteria (Mr. Moran’s current base salary for 2024 is $541,000 and his target bonus amount is 45% of his base salary). If we terminate Mr. Moran’s employment for any reason other than cause or permanent disability, or, if he terminates his employment within six months after the occurrence of any event constituting Good Reason, Mr. Moran will receive the following severance benefits following termination: (1) base salary for a period of 12 months; (2) his annual target bonus, payable in a lump sum; and (3) an additional three months of service credit under all options held by him and all such options shall be exercisable for the lesser of (i) six months following his termination or (ii) the remaining option term. In addition, pursuant to the terms of his option and RSU award agreements, if Mr. Moran is terminated without cause or if he terminates his employment for Good Reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs.

Gunther Birznieks. We entered into an employment agreement with Mr. Birznieks in June 2009, which was subsequently amended and restated in April 2018, which provides for an annual base salary of not less than $375,000 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance criteria (Mr. Birznieks’ current base salary for 2024 is $541,000 and his target bonus amount is 45% of his base salary). If we terminate Mr. Birznieks’ employment for any reason other than cause or permanent disability, or, if he terminates his employment within six months after the occurrence of any event constituting Good Reason, Mr. Birznieks will receive the following severance benefits following termination: (1) base salary for a period of 12 months; (2) his annual target bonus, payable in a lump sum; and (3) an additional three months of service credit under all options held by him and all such options shall be exercisable for the lesser of (i) six months following his termination or (ii) the remaining option term. In addition, pursuant to the terms of his option and RSU award agreements, if Mr. Birznieks is terminated without cause or if he terminates his employment for Good Reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs.

Joakim Wijkstrom. We entered into an employment agreement with Mr. Wijkstrom in August 2019, which provides for an annual base salary of not less than $500,000 and the possibility of an annual target cash incentive bonus amount equal to 45% of his annual base salary upon achievement of certain performance criteria (Mr. Wijkstrom’s current base salary for 2024 is $560,000 and his target bonus amount is 45% of his base salary). If we terminate Mr. Wijkstrom’s employment for any reason other than cause or permanent disability, or, if he terminates his employment within six months after the occurrence of any event constituting Good Reason, Mr. Wijkstrom will receive the following severance benefits following termination: (1) base salary for a period of 12 months; (2) his annual target bonus, payable in a lump sum; and (3) an additional three months of service credit under all options held by him and all such options shall be exercisable for the lesser of (i) six months following his termination or (ii) the remaining option term. In addition, pursuant to the terms of his option and RSU award agreements, if Mr. Wijkstrom is terminated without cause or if he terminates his employment for Good Reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs.

Timothy Williams. We entered into an employment agreement with Mr. Williams in August 2018, which provides for an annual base salary of not less than $375,000 and the possibility of an annual target cash incentive bonus amount equal to 40% of his annual base salary upon achievement of certain performance criteria (Mr. Williams’ current base salary for 2024 is $541,000 and his target bonus amount is 45% of his base salary). If we terminate Mr. Williams’s employment for any reason other than cause or permanent disability, or, if he terminates his employment within six months after the occurrence of any event constituting Good Reason, Mr. Williams will receive the following severance benefits following termination: (1) base salary for a period of 12 months; (2) his annual target bonus, payable in a lump sum; and (3) an additional three months of service credit under all options held by him and all such options shall be exercisable for the lesser of (i) six months following his termination or (ii) the remaining option term. In addition, pursuant to the terms of his option and RSU award agreements, if Mr. Williams is terminated without cause or if he terminates his employment for Good Reason, within 24 months following a change in control of the Company, he will become vested in all of his then unvested options and RSUs.

And with respect to the employment agreement between the Company and each of our NEOs, “Cause” means: (i) an unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) a material breach of any agreement between the NEO and the Company; (iii) a material failure to comply with the Company’s written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; (v) gross negligence or willful misconduct which causes material harm to the Company; (vi) a continued failure to perform assigned duties after receiving written notification of such failure from the Board; or (vii) a failure by the NEO to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the executive officer’s cooperation. Dr. Polymeropoulos’ employment agreement does not contain clause (vii).

In the employment agreements for Messrs. Moran, Williams, Birznieks and Wijkstrom “Good Reason” means: (i) a change in the NEO’s position with the Company that materially reduces his level of authority or responsibility, (ii) a material reduction in his base compensation or (iii) receipt of notice that his principal workplace will be relocated by more than 30 miles. In the employment agreement for Dr. Polymeropoulos, “Good Reason” shall mean any of the following events: (i) Dr. Polymeropoulos’ receipt of notice that his principal workplace will be relocated more than 30 miles; (ii) a reduction in Dr. Polymeropoulos’ base salary by more than 10%, unless pursuant to a Company-wide reduction affecting all employees proportionately; or (iii) a change in Dr. Polymeropoulos’ position with the Company that materially reduces his level of authority or responsibility (including without limitation failure to nominate him as a directory of the Company). A condition shall not be considered “Good Reason” unless the applicable NEO gives the Company written notice of such condition within 90 days after such condition comes into existence and the Company fails to remedy such condition within 30 days after receiving such NEO’s written notice.

Severance and Change in Control Arrangements

See “Employment Agreements” above for a description of the severance and change in control arrangements for our NEOs. Dr. Polymeropoulos and Messrs. Moran, Williams, Birznieks and Wijkstrom will only be eligible to receive severance payments if each NEO signs a general release of claims in favor of the Company.

Our Compensation Committee, as plan administrator of our equity incentive plans, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by our NEOs and any other person in connection with certain changes in control of the Company.

In Dr. Polymeropoulos’ employment agreement, a change in control is defined as (1) the consummation of a merger or consolidation of the Company with or into another entity, if persons who were not stockholders of the Company immediately prior to such merger or consolidation own immediately after such merger or consolidation 50% or more of the voting power of the outstanding securities of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of such continuing or surviving entity; or (2) the sale, transfer or other disposition of all or substantially all of the Company’s assets. In addition, with respect to each of Messrs. Moran’s, Williams’, Birznieks’ and Wijkstrom’s employment agreement, change in control also includes: (i) a change in the composition of our Board, as a result of which fewer than 50% of the incumbent directors are directors who either: (A) had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or (B) were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (1) the Original Directors who were in office at the time of their appointment or nomination and (2) the directors whose appointment or nomination was previously approved in a manner consistent with (B); and (ii) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. A transaction shall not constitute a change in control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

In addition, the Company is a party to a tax indemnity agreement with Dr. Polymeropoulos. Under this tax indemnity agreement, the Company or its successor will reimburse Dr. Polymeropoulos for any excise tax that he is required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of Dr. Polymeropoulos’ average annual compensation from the Company for the five immediately completed calendar years prior to the change in control. If the excise tax applies, it is on the excess of the aggregate value of the payments and distributions over 100% of Dr. Polymeropoulos’ average annual compensation for the five immediately completed calendar years prior to the change in control. Such payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options to varying degrees.

Estimated Payments and Benefits Upon Termination

The following table describes the potential payments and benefits upon employment termination for each of our NEOs, as if the NEO’s employment terminated as of December 31, 2023.

Name and Principal Position	Executive benefits and payments upon termination	Voluntary resignation not for good reason	Voluntary resignation for good reason		Termination by company not for cause		Termination by company for cause	Voluntary resignation for good reason or termination by company not for cause in connection with or following change in control
Mihael H. Polymeropoulos, M.D., President and Chief Executive Officer	Compensation:
	Base salary	$—	$897,000	(2)	$897,000	(2)	$—	$897,000(2)
	Highest target cash incentive bonus awarded	—	717,600	(3)	717,600	(3)	—	717,600(3)
	Stock options and RSUs unvested and accelerated	—	—		—	(4)	—	1,155,225(5)
	Benefits and perquisites:
	Health care	—	26,714	(6)	26,714	(6)	—	26,714(6)
	Tax indemnity payment(1)	—	—		—		—	—
	Total:	$—	$1,641,314		$1,641,314		$—	$2,796,539
Kevin Moran,	Compensation:
Senior Vice President, Chief Financial Officer and Treasurer	Base salary	$—	$477,000	(2)	$477,000	(2)	$—	$477,000(2)
	Target cash incentive bonus	—	214,650	(7)	214,650	(7)	—	214,650(7)
	Stock options and RSUs unvested and accelerated	—	—		—	(4)	—	342,137(5)
	Total:	$—	$691,650		$691,650		$—	$1,033,787
Gunther Birznieks	Compensation:
Senior Vice President, Business Development	Base salary	$—	$520,000	(2)	$520,000	(2)	$—	$520,000(2)
	Target cash incentive bonus	—	234,000	(7)	234,000	(7)	—	234,000(7)
	Stock options and RSUs unvested and accelerated	—	—		—	(4)	—	342,137(5)
	Total:	$—	$754,000		$754,000		$—	$1,096,137
Joakim Wijkstrom	Compensation:
Senior Vice President, Chief Marketing Officer	Base salary	$—	$560,000	(2)	$560,000	(2)	$—	$560,000(2)
	Target cash incentive bonus	—	252,000	(7)	252,000	(7)	—	252,000(7)
	Stock options and RSUs unvested and accelerated	—	—		—	(4)	—	327,578(5)
	Total:	$—	$812,000		$812,000		$—	$1,139,578
Timothy Williams,	Compensation:
Senior Vice President, General Counsel and Secretary	Base salary	$—	$520,000	(2)	$520,000	(2)	$—	$520,000(2)
	Target cash incentive bonus	—	234,000	(7)	234,000	(7)	—	234,000(7)
	Stock options and RSUs unvested and accelerated	—	—		—	(4)	—	342,137(5)
	Total:	$—	$754,000		$754,000		$—	$1,096,137

____________

(1)      Dr. Polymeropoulos is eligible to receive benefits payable in connection with the tax indemnity agreement described above in “Severance and Change in Control Arrangements” which was approved by our Compensation Committee on March 16, 2007. Based on the amounts reported above as of December 31, 2023, representing the potential payments and benefits upon employment termination for Dr. Polymeropoulos as if the NEO’s employment terminated as of December 31, 2023, there would be no federal excise tax and there would be no tax indemnity payment.

(2)      Last monthly base salary prior to the termination for a period of 12 months following the date of the termination.

(3)      Greater of the most recent target cash incentive bonus awarded prior to termination or the average of the prior three years cash incentive bonuses.

(4)      In the event that the NEO’s employment is terminated by the Company for any reason other than cause or permanent disability, the vested portion of the NEO’s options is determined by adding three months to the NEO’s service.

(5)      Full acceleration for all options and RSUs will occur in the event of an involuntary termination following a change of control. For purposes of the table above, settlement of the RSUs is assumed to have occurred on December 31, 2023.

(6)      Payment of the COBRA health insurance premiums up to 12 months or until the NEO begins employment with another company that offers comparable benefits.

(7)      Represents the NEO’s target cash bonus in effect as of December 31, 2023.

Pay Ratio Disclosure

As required by the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mihael H. Polymeropoulos, M.D., our Chief Executive Officer:

For our fiscal year ended December 31, 2023:

•        The median of the annual total compensation of all employees (other than our CEO) was $193,854; and

•        The annual total compensation of our CEO, as reported in the 2023 Summary Compensation Table included elsewhere in this Proxy Statement, was $3,720,215.

Based on this information the ratio of the annual total compensation of Dr. Polymeropoulos to the median of the annual total compensation of our employees was 19.2:1.

The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the base salary and the bonus and long-term incentive compensation targets of our U.S. employees who were employed as of December 31, 2023. As permitted by SEC rules, we excluded from our analysis all 9 of our employees who resided in Germany and the UK on December 31, 2023, which represented less than 5% of our employee population as a whole on such date. Our employee population on December 31, 2023, prior to taking into consideration this exclusion, consisted of approximately 203 individuals. Our employee population on December 31, 2023, after taking into consideration this exclusion, consisted of approximately 194 individuals. Once we identified our “median employee,” using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (CAP), as calculated per SEC disclosure rules, and certain financial performance measures with respect to the Company. Compensation actually paid, as calculated per SEC disclosure rules, differs from the total compensation reported in the Summary Compensation Table in the applicable year due to the impact of changes in our stock price as well as the achievement of the underlying vesting conditions with respect to our equity awards, while compensation reported in the Summary Compensation Table calculates equity awards based on the grant date fair value of such equity awards and does not include any adjustments for failure to achieve the underlying vesting conditions or changes in our stock price. In addition, the Summary Compensation Table total for a given year captures compensation with respect to equity awards granted during such year, while the compensation actually paid captures compensation associated with fluctuations in the value of prior year equity grants. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to Compensation Discussion and Analysis.

Year	Summary Compensation Table Total for Principal Executive Officer (PEO)(1)(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(6)	Total Net Product Sales (millions)(7)
					Total Stockholder Return(4)	Peer Group Total Stockholder Return(5)
2023	$3,720,215	$1,783,986	$1,363,243	$788,310	$26	$113	$2.5	$192.6
2022	4,269,410	859,606	1,508,434	340,324	45	109	6.3	254.4
2021	6,194,157	5,604,622	1,963,831	2,037,543	96	127	33.2	268.7
2020	2,913,420	2,059,581	1,148,247	567,718	80	126	23.3	248.2

____________

(1)      Dr. Polymeropoulos (our President, Chief Executive Officer and Chairman of the Board) served as the Company’s principal executive officer for the entirety of 2023, 2022, 2021, and 2020 and the Company’s other NEOs for the applicable years were as follows:

–     2023: Kevin Moran; Gunther Birznieks; Joakim Wijkstrom; and Timothy Williams.

–     2022: Kevin Moran; Gunther Birznieks; Joakim Wijkstrom; and Timothy Williams.

–     2021: Kevin Moran; Gunther Birznieks; Joakim Wijkstrom; and Timothy Williams.

–     2020: James P. Kelly; Kevin Moran; Timothy Williams; Aranthan “AJ” Jones II; and Joakim Wijkstrom.

(2)      Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for Dr. Polymeropoulos and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for such year other than Dr. Polymeropoulos.

(3)      To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Dr. Polymeropoulos and for the average of the other NEOs is set forth following the footnotes to this table.

(4)      Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)      Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our total shareholder return (TSR) peer group. The TSR peer group consists of the iShares Biotechnology Index (IBB). This is the same industry index used in our stock performance graph in our Annual Report on Form 10-K.

(6)      The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(7)      The performance measures set forth in the table are based on the total net product sales of the three product categories that currently comprise our commercial portfolio: (i) HETLIOZ® capsules for the treatment of Non-24-Hour Sleep-Wake Disorder (Non-24) and HETLIOZ® capsules and oral suspension (HETLIOZ LQ®) for the treatment of nighttime sleep disturbances in SMS, (ii) Fanapt® oral tablets for the treatment of schizophrenia and (iii) PONVORY® for the treatment of relapsing forms of multiple sclerosis (MS), to include clinically isolated syndrome, relapsing-remitting disease and active secondary progressive disease, in adults. Given the importance of HETLIOZ®, Fanapt® and PONVORY® to our business, as discussed further above, the Company has determined that total net product sales, which includes HETLIOZ®, Fanapt® and PONVORY® net product sales, is the financial performance measure that, in the Company’s assessment, represents the most important performance measures used by the Company to link compensation actually paid to the Company’s NEOs to Company performance.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(Minus) Fair Value as of Prior Fiscal Year- End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	Equals Compensation Actually Paid
	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)
Dr. Mihael H. Polymeropoulos
2023	3,720,215	(1,799,375)	1,035,913	(923,158)	—	(249,609)	—	1,783,986
2022	4,269,410	(2,757,740)	1,733,481	(1,730,772)	—	(654,773)	—	859,606
2021	6,194,157	(4,792,295)	3,260,927	351,870	—	589,963	—	5,604,622
2020	2,913,420	(1,475,030)	1,618,926	(475,772)	—	(521,963)	—	2,059,581
Average Other NEOs
2023	1,363,243	(509,148)	293,167	(273,247)	—	(85,705)	—	788,310
2022	1,508,434	(780,486)	490,676	(616,032)	—	(262,268)	—	340,324
2021	1,963,831	(1,285,018)	874,904	187,328	—	296,498	—	2,037,543
2020	1,148,247	(594,285)	676,702	(181,510)	—	(157,953)	(323,483)	567,718

____________

(1)      Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Average Other NEOs, amounts shown represent averages of the other NEOs.

(2)      Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(3)      Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock option and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(4)      Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock option and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(5)      Represents the fair value at vesting of the stock option and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(6)      Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock option and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(7)      Represents the fair value as of the last day of the prior fiscal year of the stock option and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

Tabular List of Financial Performance Measures

As described in greater detail in Compensation Discussion and Analysis, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measure used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance is total net product sales, which includes HETLIOZ®, Fanapt® and PONVORY® net product sales.

Relationship Between Pay and Performance

As described in more detail in the section Compensation Discussion and Analysis, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes key performance measures to align executive compensation with Company performance, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. We believe the compensation actually paid in each of the years reported above and over the four-year cumulative period are reflective of the leverage of our executive compensation program towards variable pay elements as the compensation actually paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our incentive programs. As such, the CEO and non-CEO “compensation actually paid” each year were aligned with our TSR performance and increased when our TSR performance increased but declined when our TSR performance declined. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following graphics of the relationships related to information presented in the Pay versus Performance table. These charts show, for the past four years, the relationship of the Company’s TSR relative to its peers as well as the relationship between the CEO and non-CEO compensation actually paid and (i) the Company’s TSR; (ii) the Company’s net income; and (iii) the Company’s total net product sales, which includes HETLIOZ®, Fanapt® and PONVORY® net product sales.

PROPOSAL 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board recognizes the interests our investors have in the compensation of our NEOs. In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate and retain our NEOs, who are critical to our success and will drive the creation of stockholder value. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, strategic and corporate goals. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our NEOs.

The Compensation Committee of our Board continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Compensation Discussion and Analysis our compensation programs are designed to motivate our NEOs to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards and performance conditions for certain equity awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.

We are asking our stockholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders advise that they approve, in a non-binding vote, the compensation of the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, related compensation tables, and the accompanying narrative disclosure set forth in the Proxy Statement relating to the Company’s 2024 Annual Meeting of Stockholders.”

In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person (virtually), or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

As an advisory vote, the result will not be binding on our Board or Compensation Committee. Our Board and our Compensation Committee value the opinions of our stockholders and expect to consider the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on named executive officer compensation at our 2025 Annual Meeting of Stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE IN FAVOR OF PROPOSAL 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4
AMENDMENT TO AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve an amendment to our Amended and Restated 2016 Equity Incentive Plan, as amended (the “Existing Plan”), to increase the aggregate number of shares authorized for issuance under the Existing Plan (the “Amendment”). Our Compensation Committee approved the Amendment, subject to approval of the Board and the stockholders, and the Board approved the Amendment, subject to approval of the stockholders. If our stockholders do not approve the Amendment, the Existing Plan will remain in effect unchanged.

The Amendment provides for an increase of 1,900,000 shares of common stock available for issuance under the Existing Plan.

Background and Reason for Proposal 4

Our employee population increased from 203 employees as of December 31, 2023 to 220 employees as of the Record Date and we anticipate that it will continue to grow through 2024 and in the future. Equity awards are used as compensation vehicles by most, if not all, of the companies with which we compete for talent, and we believe that providing equity awards is critical to attract and retain key contributors. Accordingly, the Board has approved the Amendment to increase the share reserve under the Existing Plan to ensure a sufficient number of shares will be available for recruiting new employees and retaining existing employees. Should stockholder approval of this Proposal 4 not be obtained, no additional shares will be added to the share reserve under the Existing Plan. However, we will retain the ability to issue the shares of our common stock which were previously approved by stockholders for issuance under the Existing Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	6,697,816	(1)	$12.95	(2)	4,537,290	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	6,697,816	(1)	$12.95	(2)	4,537,290	(3)

____________

(1)      Includes 4,792,506 shares issuable upon exercise of outstanding options and 1,905,310 shares issuable upon settlement of RSUs under the 2006 Equity Incentive Plan (the “2006 Plan”) and the Existing Plan.

(2)      Does not take into account RSUs, which have no exercise price.

(3)      There are no outstanding RSUs under the 2006 Plan. Outstanding options under the 2006 Plan remain in effect and the terms of the 2006 Plan continue to apply, but no additional awards can be granted under the 2006 Plan. Prior to, and excluding the shares to be added upon approval of the Amendment, there were 13,790,000 shares of common stock reserved for issuance under the Existing Plan, of which 4,537,290 shares remained available for future grant.

The following table provides certain additional information regarding our shares outstanding and our equity incentive program as of the Record Date:

Shares of Common Stock Outstanding	58,197,773
Closing Price of Common Stock as Reported on The Nasdaq Global Market	$4.80
Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	7,496,844
Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans	3,059,300
Shares of Common Stock Subject to Outstanding Stock Options	4,777,318
Weighted Average Remaining Term of Outstanding Stock Options (years)	5.71
Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	$12.95
Shares of Common Stock Subject to Outstanding RSUs	2,719,526

The following table provides certain information regarding activity related to our equity incentive plans and shares outstanding for the year ended December 31, 2023:

Stock Options Granted	944,776
RSUs Granted	868,243
Weighted-Average Exercise Price for Stock Options Granted	$6.92
Stock Options and RSUs Forfeited and Expired	512,224
Weighted-Average Shares of Common Stock Outstanding	57,380,975

Description of Amended and Restated 2016 Equity Incentive Plan

The material features of the Existing Plan, as amended by the Amendment (together, the “2016 Plan”), are outlined below. This summary is qualified in its entirety by reference to the complete text of the Existing Plan. Stockholders are encouraged to read the actual text of the 2016 Plan, which is appended to this Proxy Statement as filed with the SEC as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Stock Awards. The 2016 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”) stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. As of December 31, 2023, approximately 203 employees, one consultant and our five non-employee directors are eligible to participate in the 2016 Plan and may receive all types of awards other than ISOs. ISOs may be granted only to our employees (including officers) and employees of our affiliates.

Share Reserve. The number of shares of our common stock available for issuance under the 2016 Plan will equal 15,690,000 shares, including the share increase for which we now seek stockholder approval. All shares of common stock available under the 2016 Plan may be issued upon the exercise of ISOs. If a stock award granted under the 2016 Plan or any portion thereof, expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash rather than in shares, such expiration, termination or settlement will not reduce or otherwise offset the number of shares available for issuance under the 2016 Plan. Shares that are not issued or delivered by us upon the net settlement of any award or to satisfy tax withholding obligations related to any award will not become available again for issuance under the 2016 Plan.

Grant Limits. No person may be granted stock awards covering more than 500,000 shares (or 1,000,000 shares during the first fiscal year of such person’s employment with the Company) of our common stock under our 2016 Plan during any fiscal year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted.

No Repricings. Other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions, unless stockholder approval is obtained, neither the plan administrator nor any other person may decrease the exercise price for any outstanding option or stock appreciation rights award after the date of grant nor cancel or allow an optionee to surrender an outstanding option or appreciation rights award to the Company as consideration for the grant of a new option or appreciation rights award with a lower exercise price or the grant of another type of award the effect of which is to reduce the exercise price of any outstanding option or appreciation rights award or take any other action with respect to an option or appreciation rights award that would be treated as a repricing under the rules and regulations of Nasdaq.

Administration. The Board has delegated its authority to administer the 2016 Plan to our Compensation Committee. Subject to the terms of the 2016 Plan, the Board, the Compensation Committee or another committee authorized by the Board or Compensation Committee, referred to as the plan administrator, determines recipients, dates of grant, the numbers and types of equity awards to be granted and the terms and conditions of the equity awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator will also determine the exercise price of options granted, the purchase price of stock purchase awards and the strike price of stock appreciation rights.

Cancellation and Re-Grant of Stock Awards. Under the 2016 Plan, the plan administrator does not have the authority to reduce the exercise, purchase or strike price of any outstanding stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to such event.

Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2016 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2016 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2016 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service in the case of an employee or consultant, and twelve months in the case of a non-employee director. Options will not become exercisable until the optionholder has completed at least one year of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 12 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term. Stock options do not accrue dividends or dividend equivalents.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Awards. Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for services rendered to us or our affiliates or any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Restricted stock awards will not commence vesting until the grantee has completed at least one year of service from the grant date. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason. Any cash dividends paid with respect to restricted stock awards will be invested in additional restricted stock, subject to the same conditions and restrictions as the underlying award. Any stock dividends paid with respect to restricted stock awards will be subject to the same conditions and restrictions as the underlying award.

Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for services rendered to us or our affiliates or any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator or in any other form of consideration set forth in the restricted stock unit award agreement. Restricted stock unit awards will not commence vesting until the grantee has completed at least one year of service from the grant date. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award and are subject to the same vesting schedule and terms as the restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the exercise or strike price for a stock appreciation unit, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation unit, we will pay the participant an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise or strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation unit is exercised. A stock appreciation unit granted under the 2016 Plan vests at the rate specified in the stock appreciation grant agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the 2016 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provide otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. Stock appreciation rights will not become exercisable until the optionholder has completed at least one year of service, unless otherwise provided in the governing stock appreciation rights agreement. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term. Stock appreciation rights do not accrue dividends or dividend equivalents.

Performance Awards. The 2016 Plan permits the grant of performance-based stock and cash awards.

A performance-based stock award is a stock award that is payable (including that may be granted, may vest or may be exercised) contingent upon the achievement of pre-determined performance goals during a performance period. A performance-based stock award may require the completion of a specified period of continuous service. Performance-based stock awards may be subject to one or more minimum performance requirements and will not commence vesting until the grantee has completed at least one year of performance and/or service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Compensation Committee. In addition, to the extent permitted by applicable law and the performance-based stock award agreement, the plan administrator may determine that cash may be used in payment of performance stock awards.

A performance-based cash award is a cash award that is payable contingent upon the achievement of pre-determined performance goals during a performance period. A performance-based cash award may require the completion of a specified period of continuous service. Performance-based cash awards may be subject to one or more minimum performance requirements and will not commence vesting until the grantee has completed at least one year of performance and/or service. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Compensation Committee. The plan administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the plan administrator may specify, to be paid in whole or in part in cash or other property.

In granting a performance-based award, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. No later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain, our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2016 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify in writing whether the performance goals have been satisfied.

Performance goals under the 2016 Plan are based on any one or more of the following performance criteria: (a) operating profits (including EBITDA); (b) net profits; (c) earnings per share; (d) profit returns and margins; (e) revenues; (f) stockholder return and/or value; (g) stock price; (h) working capital; (i) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); (j) clinical achievements (including initiating clinical studies, initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, completing phases of a clinical study (including the treatment phase), or announcing or presenting preliminary or final data from clinical studies in each case, whether on particular timelines or generally); and (k) other measurable objectives.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Under the 2016 Plan, unless specified otherwise by the Board (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, our Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards. Other stock awards will not commence vesting until the grantee has completed at least one year of service.

Transferability of Stock Awards. Generally, a participant may not transfer a stock award other than by will or the laws of descent and distribution or a domestic relations order with the approval of the plan administrator or a duly authorized officer. A participant may, with the approval of the plan administrator or a duly authorized officer, designate a beneficiary who may receive the shares of common stock underlying a stock award following the participant’s death.

Changes to Capital Structure. In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2016 Plan, (b) the class and maximum number of shares that may be issued upon the exercise of ISOs, (c) the class and maximum number of shares subject to stock awards that can be granted in a calendar year and (d) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•        arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•        arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•        accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•        arrange for the lapse of any reacquisition or repurchase right held by us;

•        cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Board may deem appropriate; or

•        make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2016 Plan, a corporate transaction is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2016 Plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity, (iii) approval or consummation of complete dissolution or liquidation, (iv) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets or (v) when a majority of the board members becomes comprised of individuals whose nomination, appointment or election was not approved by a majority of the board members or their approved successors.

Amendment and Termination. The Board has the authority to amend, suspend or terminate our 2016 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No awards may be granted after the tenth anniversary of the date the Board adopted our 2016 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2016 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2016 Plan. The 2016 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2016 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code, or ISOs. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock and dividend equivalents, if any, are delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To conform to the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits Table

The 2016 Plan does not provide for set benefits or amounts of awards and we have not approved any awards that are conditioned on stockholder approval of the 2016 Plan. However, pursuant to our director compensation program, each continuing non-employee member of our Board will receive equity awards with a fixed grant date value equal to $225,000 on the date of the Annual Meeting. The table below shows, as to each of our NEOs and the various indicated groups, (a) that none of our executive officers (including our NEOs) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the amendment to the 2016 Plan and (b) the equity awards that our current non-employee directors as a group would receive under the 2016 Plan if they are re-elected at, or continue to serve following, the Annual Meeting based on the terms of our director compensation program.

Name and Position	Dollar Value ($)		Number of Shares
Mihael H. Polymeropoulos, M.D. President, Chief Executive Officer and Chairman of the Board	—		—
Kevin Moran Senior Vice President, Chief Financial Officer and Treasurer	—		—
Gunther Birznieks Senior Vice President, Business Development	—		—
Joakim Wijkstrom Senior Vice President, Chief Marketing Officer	—		—
Timothy Williams Senior Vice President, General Counsel and Secretary	—		—
All current executive officers as a group	—		—
All current directors who are not executive officers as a group	1,125,000	(1)	—	(2)
All employees, including all current officers who are not executive officers, as a group	—		—

____________

(1)      Represents the aggregate fixed grant date value of the equity awards that will be granted to our non-employee directors on the date of the Annual Meeting.

(2)      The number of shares will be determined based on the value of the equity awards calculated in accordance with ASC 718. For a discussion of valuation assumptions, see Note 2 and Note 13 to our audited consolidated financial statements included in the Annual Report.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to stock awards that have been granted (even if not currently outstanding) under the 2016 Plan, since the 2016 Plan became effective through the Record Date.

Name and Position	Number of Shares
Mihael H. Polymeropoulos, M.D. President, Chief Executive Officer and Chairman of the Board	2,695,000
Kevin Moran Senior Vice President, Chief Financial Officer and Treasurer	635,881
Gunther Birznieks Senior Vice President, Business Development	895,600
Joakim Wijkstrom Senior Vice President, Chief Marketing Officer	560,100
Timothy Williams Senior Vice President, General Counsel and Secretary	775,600
All current executive officers as a group	5,562,181
All current directors who are not executive officers as a group	780,871
Each nominee for election as a director
Mihael H. Polymeropoulos, M.D.	2,695,000
Phaedra S. Chrousos	167,890
Each associate of any executive officer, current director or director nominee	—
Each person who received 5% or more of the awards granted under the 2016 Plan
Mihael H. Polymeropoulos, M.D. President, Chief Executive Officer and Chairman of the Board	2,695,000
Kevin Moran Senior Vice President, Chief Financial Officer and Treasurer	635,881
Gunther Birznieks Senior Vice President, Business Development	895,600
Timothy Williams Senior Vice President, General Counsel and Secretary	775,600
All employees, including all current officers who are not executive officers, as a group	3,633,401

The affirmative vote of a majority of votes cast is required to approve Proposal 4 to implement the Amendment. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 4 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2016 PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and NEOs described elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2023, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or persons or entities affiliated with them, had or will have a direct or indirect material interest.

All of the transactions set forth below were approved by a majority of our Board, including a majority of the independent and disinterested members of our Board. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention, as set forth in our Audit Committee charter, to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the Audit Committee and a majority of the members of our Board, including a majority of the independent and disinterested members of our Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties. In addition, our Compensation Committee reviews and approves the compensation of affiliates of our officers and directors on a yearly basis (including, where appropriate, in executive session without officers or directors present for review and approval of the compensation for their respective affiliates). In conducting its reviews, our Compensation Committee considers the comparative compensation data from industry benchmark surveys to inform its decisions on the compensation of our related parties.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

In addition, the Company is a party to a tax indemnity agreement with Dr. Polymeropoulos. Under this tax indemnity agreement, the Company or its successor will reimburse Dr. Polymeropoulos for any excise tax that he is required to pay under Section 4999 of the Code of 1986, as amended, as well as the income and excise taxes imposed on the reimbursement. Section 4999 imposes a 20% excise tax on payments and distributions that are made or accelerated (or the vesting of which is accelerated) as a result of a change in control of the Company. The excise tax applies only if the aggregate value of those payments and distributions equals or exceeds 300% of Dr. Polymeropoulos’ average annual compensation from the Company for the last five completed calendar years. If the tax applies, it attaches to the excess of the aggregate value of the payments and distributions over 100% of Dr. Polymeropoulos’ average annual compensation. In the Company’s case, the payments and distributions consist of the continuation of salary, incentive bonus and health insurance coverage for varying periods of time and accelerated vesting of stock options and RSUs to varying degrees. For information on Dr. Polymeropoulos’ tax indemnity agreement in the event of termination of his employment as of December 31, 2023, see “Compensation of Executive Officers — Severance and Change in Control Benefits.”

Other Related Party Transactions

Katerina Polymeropoulos, the daughter of our Chief Executive Officer, Mihael Polymeropoulos, M.D., has been an employee of the Company since September 2014, most recently as the Company’s Marketing Communications Manager. Her total cash compensation during 2023 was $152,420, consisting of $136,647 in base salary and bonus compensation of $15,773 relating to 2022 performance, and she received an RSU grant covering 3,000 shares, with a grant date value equal to $21,150, also relating to 2022 performance. In February 2024, Ms. Polymeropoulos’ salary was increased to $143,466 and she received a bonus (relating to 2023 performance) equal to $22,679, as well as an RSU grant covering 3,000 shares, with a grant date value equal to $13,140, also relating to 2023 performance. These RSUs included vesting provisions consistent with those offered to other employees.

Christos Polymeropoulos, M.D., the son of our Chief Executive Officer, Mihael Polymeropoulos, M.D., has been an employee of the Company since October 2014, most recently as Vice President, Medical Director. His total cash compensation during 2023 was $524,587, consisting of $395,000 in base salary and bonus compensation of $129,587 relating to 2022 performance, and he received an RSU grant covering 25,800 shares, with a grant date value equal to $181,890, and a non-qualified stock option grant covering 61,200 options, also relating to 2022 performance. In February 2024, Dr. Polymeropoulos’ salary was increased to $411,000 and he received a bonus (relating to 2023 performance) equal to $189,403, as well as an RSU grant covering 100,000 shares, with a grant date value equal to $438,000, also relating to 2023 performance. These RSUs and options included vesting provisions consistent with those offered to similarly situated employees.

Vasilios Polymeropoulos, M.D., the son of our Chief Executive Officer, Mihael Polymeropoulos, M.D., has been an employee of the Company since February 2018, most recently as Senior Medical Director. His total cash compensation during 2023 was $374,796, consisting of $304,500 in base salary and bonus compensation of $70,296 relating to 2022 performance, and he received an RSU grant covering 20,000 shares, with a grant date value equal to $141,000, also relating to 2022 performance. In February 2024, Dr. Polymeropoulos salary was increased to $319,696 and he received a bonus (relating to 2023 performance) equal to $105,285, as well as an RSU grant covering 20,000 shares, with a grant date value equal to $87,600, also relating to 2023 performance. These RSUs included vesting provisions consistent with those offered to other employees.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting by telephone or over the Internet so your shares will be represented at the Annual Meeting.

The form of proxy and this Proxy Statement have been approved by the Board and are being mailed and delivered to stockholders by its authority.

NO INCORPORATION BY REFERENCE

None of the websites contained or referenced in this Proxy Statement, and none of the content therein, are incorporated by reference in this Proxy Statement or any other report or document that we file with the SEC.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

In this Proxy Statement, the Company has disclosed information which may be considered “forward-looking statements” under the securities laws, including, but not limited to, statements regarding our estimated share usage under our 2016 Plan, forecasts as to our total shares outstanding and utilization of various equity awards under our 2016 Plan, our anticipated future employee population, and our executive compensation program. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “target,” “goal,” “likely,” “will,” “would,” and “could,” or the negative of these terms and similar expressions or words, identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based upon current expectations and assumptions that involve risks, changes in circumstances and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, Vanda’s assumptions regarding the strength of its business in the U.S. and Vanda’s ability to complete the clinical development of, and obtain regulatory approval for, the products in its pipeline. Therefore, no assurance can be given that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Forward-looking statements made in this Proxy Statement should be evaluated together with the various risks and uncertainties that affect Vanda’s business and market, particularly those identified in the “Cautionary Note Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s most recent Annual Report on Form 10-K, as updated by Vanda’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The information contained in this Current Report on Form 8-K is intended to be considered in the context of Vanda’s filings with the SEC and other public announcements that Vanda makes, by press release or otherwise, from time to time. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information conveyed in this Proxy Statement are provided only as of the date of this Proxy Statement, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements made in this Proxy Statement, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll free: (877) 750-0870. Banks and Brokers may call collect: (212) 750-5833. If you need additional copies of this Proxy Statement or voting materials, you should contact Innisfree as described above.

The Board of Vanda Pharmaceuticals Inc.

Washington, D.C.

April 29, 2024

VANDA PHARMACEUTICALS INC.

2016 EQUITY INCENTIVE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JUNE 11, 2020)

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Vanda Pharmaceuticals Inc.

Amended and Restated 2016 Equity Incentive Plan

ARTICLE 1.    INTRODUCTION.

The Plan was adopted by the Board on April 27, 2016 and approved by the Company’s stockholders on June 16, 2016 at the Company’s 2016 Annual Meeting of Stockholders. The Plan was further amended and restated by the Board on April 25, 2017, which amendment and restatement became effective upon its approval by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders on June 15, 2017. The Plan was further amended and restated by the Board on April 26, 2018, which amendment and restatement became effective upon its approval by the Company’s stockholders at the Company’s 2018 Annual Meeting of Stockholders on June 13, 2018. The Plan was further amended and restated by the Board on April 20, 2020, which amendment and restatement will become effective upon its approval by the Company’s stockholders at the Company’s 2020 Annual Meeting of Stockholders on June 11, 2020. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.    ADMINISTRATION.

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a)  Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b)  Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(c)  Any other requirements imposed by applicable law, regulations or rules.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors or executive officers of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3.    SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed (a) 8,790,000 plus (b) the additional Common Shares described in Section 3.2. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2 Shares Returned to Reserve. If Options, SARs, Restricted Shares or Stock Units are forfeited, settled in cash (in whole or in part), or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options, SARs, Restricted Shares or Stock Units shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Awards are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares that are (a) not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (b) used or tendered by a Participant or withheld by the Company (i) in payment of the exercise price of an Option or SAR or (ii) in satisfaction of any tax withholding obligation relating to any Award, shall not become available again for issuance under the Plan.

ARTICLE 4.    ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

ARTICLE 5.    OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not cover more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. This Section 5.3 shall not apply to an Option granted pursuant to the assumption of, or substitution for, another option in a manner that complies with section 424(a) of the Code (whether or not the Option is an ISO).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable; provided that the Option will not become exercisable prior to the Optionee completing at least one year of Service following the Vesting Commencement Date of such Option. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, retirement or Involuntary Termination and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 10.3.

5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Article 10, neither the Committee nor any other person may, without the approval of the Company’s stockholders: (a) decrease the exercise price for any outstanding Option after the date of grant, (b) cancel or allow an optionee to surrender an outstanding Option to the Company in exchange for cash or as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).

5.7 Voting and Dividend Rights. The holders of Options shall have neither voting rights nor a right to receive dividends or dividend equivalents.

ARTICLE 6.    PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2 Surrender of Stock. With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3 Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Promissory Note. To the extent permitted by section 13(k) of the Exchange Act, with the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.5 Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.    STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 500,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not pertain to more than 1,000,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable; provided that the SAR will not become exercisable prior to the Optionee completing at least one year of Service following the Vesting Commencement Date of such SAR. The SAR Agreement shall also specify the term of the SAR; provided that the term shall not exceed 10 years. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, retirement or Involuntary Termination and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

7.6 Exercise of SARs. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Article 10, neither the Committee nor any other person may, without the approval of the Company’s stockholders: (a) decrease the exercise price for any outstanding SAR after the date of grant, (b) assume, cancel or allow an optionee to surrender an outstanding SAR to the Company in exchange for cash or as consideration for the grant of a new SAR with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding SAR or (c) take any other action with respect to an SAR that would be treated as a repricing under the rules and regulations of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Shares are traded).

7.8 Voting and Dividend Rights. The holders of SARs shall have neither voting rights nor a right to receive dividends or dividend equivalents.

ARTICLE 8.    RESTRICTED SHARES.

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

8.3 Vesting Conditions. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement; provided that, the Restricted Shares will not vest prior to the holder completing at least one year of Service following the Vesting Commencement Date of such Award. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Company’s independent auditors shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall more than 500,000 Restricted Shares that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, subject to adjustment in accordance with Article 10. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability, retirement or Involuntary Termination. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, shall require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares until such time as the Restricted Shares are no longer subject to a right of repurchase and forfeiture. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the cash dividends were paid. Additionally, a Restricted Stock Agreement shall require that any stock dividend received on Restricted Shares shall also be Restricted Shares and shall be subject to the same conditions and restrictions as the Award with respect to which the stock dividends were paid.

ARTICLE 9.    STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of Stock Units shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement; provided that, the Stock Units will not vest prior to the recipient completing at least one year of Service following the Vesting Commencement Date of such Award. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Company’s independent auditors shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A. The Committee shall identify such target not later than the 90th day of such period. In no event shall more than 500,000 Stock Units that are subject to performance-based vesting conditions be granted to any Participant in a single fiscal year of the Company, subject to adjustment in accordance with Article 10. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability, retirement or Involuntary Termination. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Dividend equivalents shall be subject to the same terms, vesting conditions and restrictions as the Stock Units to which they attach.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 10.  PROTECTION AGAINST DILUTION.

10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding proportionate adjustments shall automatically be made in each of the following:

(a)      The number of Common Shares available for grant subject to Awards under Article 3;

(b)      The limitations set forth in Sections 5.2, 8.2, 8.3 and 9.3;

(c)      The number of Common Shares covered by each outstanding Option and SAR;

(d)      The Exercise Price under each outstanding Option and SAR; or

(e)      The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

10.3 Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(a)      The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b)      The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(c)      The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with section 424(a) of the Code (whether or not the Options are ISOs).

(d)      Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Common Shares may be contingent on the closing of such merger or consolidation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.

(e)      The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Except to the extent it would cause the Award to become subject to additional tax under Code Section 409A, such payment may be made in installments, may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested, and/or may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)       The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Except to the extent it would cause the Award to become subject to additional tax under Code Section 409A, such payment may be made in installments, may be deferred until the date or dates when such Stock Units would have vested, and/or may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 11.  AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12.  PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

12.1 Effective Date. No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

12.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

12.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE 13.  LIMITATION ON RIGHTS.

13.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

13.2 Stockholders’ Rights. A Participant shall have no dividend rights, dividend equivalent rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

13.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

13.4 Transferability of Awards. The Committee may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law and for no consideration. Unless otherwise determined by the Committee, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution; provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

ARTICLE 14.  TAXES.

14.1 General Withholding Obligations. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

14.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

14.3 Code Section 409A Matters. To the fullest extent applicable and unless otherwise expressly indicated in an applicable Award agreement, Awards granted under this Plan are intended to be exempt from the definition of “nonqualified deferred compensation” under Code Section 409A in accordance with one or more of the exemptions available under the final Treasury regulations promulgated under Code Section 409A and the terms of the Plan and the applicable Award agreement shall be interpreted and administered in a manner consistent with that intent. To the extent that an Award is, or becomes subject to, Code Section 409A either intentionally or due to a failure of an individual Award to qualify for an exemption from the definition of nonqualified deferred compensation in accordance with Code Section 409A, such Award is intended to comply with the applicable requirements of Code Section 409A to the maximum extent possible and with respect to any such Award, the terms of the Plan and the applicable Award agreement shall be interpreted and administered in a manner consistent with that intent. In no event will the Company be liable for any taxes, penalties or interest that may be imposed with respect to an Award under Code Section 409A or under any other similar provision of state tax law, or for any damages for an Award’s failing to comply with Code Section 409A, any other similar provision of state tax law, or the provisions of this Section 15.3.

ARTICLE 15.  LIMITATION ON PAYMENTS.

15.1 Scope of Limitation. This Article 15 shall apply to an Award only if:

(a) The independent auditors selected for this purpose by the Committee (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 15 than it was before the application of this Article 16; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 15 (regardless of the after-tax value of such Award to the Participant).

If this Article 15 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

15.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 15, the “Reduced Amount” shall be the amount of the Payment, expressed as a present value, which provides the greatest economic benefit to the Participant without causing any of the Payments to be nondeductible by the Company because of section 280G of the Code, provided that if more than one manner of reduction of the Payments necessary to arrive at the Reduced Amount yields the greatest economic benefit to the Participant, the Payments shall be reduced pro rata. Neither the Participant nor the Company shall have the authority to specify the order of reduction of the Payments.

15.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly provide the Participant appropriate notice to that effect, including a copy of the detailed calculation thereof and of the Reduced Amount, and details regarding the manner in which the reduction provided for under Section 15.2 shall be effected. For purposes of this Article 15, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 15 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

15.4 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

15.5 Related Corporations. For purposes of this Article 15, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 16.  FUTURE OF THE PLAN.

16.1 Term of the Plan. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 16.2 or (b) the 10th anniversary of the date when the Board adopted the Plan.

16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

16.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules, including the listing requirements of the primary securities exchange or over-the-counter market where the Common Shares are listed for trading.

DEFINITIONS.

“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

“Award” means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Cause” means:

An unauthorized use or disclosure by the Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;

A material breach by the Participant of any agreement between the Participant and the Company;

A material failure by the Participant to comply with the Company’s written policies or rules;

The Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof;

The Participant’s gross negligence or willful misconduct;

A continuing failure by the Participant to perform assigned duties after receiving written notification of such failure from the Board; or

A failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Participant’s cooperation.

“Change in Control” means:

The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

The sale, transfer or other disposition of all or substantially all of the Company’s assets;

A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of the Board, as described in Article 2.

“Common Share” means one share of the common stock of the Company.

“Company” means Vanda Pharmaceuticals Inc., a Delaware corporation.

“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

“Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

“Fair Market Value” means the market price of one Common Share as determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

“Involuntary Termination” means the termination of the Participant’s Service by reason of:

The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 30 miles.

“ISO” means an incentive stock option described in section 422(b) of the Code.

“NSO” means a stock option not described in sections 422 or 423 of the Code.

“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

“Optionee” means an individual or estate who holds an Option or SAR.

“Outside Director” means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means an individual or estate who holds an Award.

“Plan” means this Vanda Pharmaceuticals Inc. 2016 Equity Incentive Plan, as amended and/or restated from time to time.

“Restricted Share” means a Common Share awarded under the Plan.

“Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

“SAR” means a stock appreciation right granted under the Plan.

“SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

“Service” means service as an Employee, Outside Director or Consultant.

“Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

“Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

“Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Vesting Commencement Date” means (i) with respect any Award granted to a Participant upon the commencement of his or Service, the date on which his or her Service commences and (ii) with respect to any other Award, the date on which such Award is granted.

Appendix a

Performance Criteria for Restricted Shares and Stock Units

The performance goals that may be used by the Committee for such awards may consist of: (a) operating profits (including EBITDA); (b) net profits; (c) earnings per share; (d) profit returns and margins; (e) revenues; (f) stockholder return and/or value; (g) stock price; (h) working capital; (i) regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); (j) clinical achievements (including initiating clinical studies, initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, completing phases of a clinical study (including the treatment phase), or announcing or presenting preliminary or final data from clinical studies in each case, whether on particular timelines or generally); and (k) other measurable objectives.

Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.

Profit, earnings and revenues used for any performance goal measurement may exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items determined in accordance with generally accepted accounting principles and/or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

FIRST AMENDMENT TO

VANDA PHARMACEUTICALS INC.

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

A. The Vanda Pharmaceuticals Inc. Amended and Restated 2016 Equity Incentive Plan, as amended (the “Plan”), is hereby amended further by the Board of Directors of Vanda Pharmaceuticals Inc. (the “Company”), subject to approval of the Company’s stockholders, to increase the aggregate number of shares authorized for issuance under the Plan by 2,000,000 shares of common stock, par value $0.001 per share, of the Company, as follows:

Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

“3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed (a) 10,790,000 plus (b) the additional Common Shares described in Section 3.2. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.”

B. Except as amended herein, the Plan is confirmed in all other respects.

Approved by the Board of Directors on March 18, 2021.

SECOND AMENDMENT TO

VANDA PHARMACEUTICALS INC.

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

A. The Vanda Pharmaceuticals Inc. Amended and Restated 2016 Equity Incentive Plan, as amended (the “Plan”), is hereby amended further by the Board of Directors of Vanda Pharmaceuticals Inc. (the “Company”), subject to approval of the Company’s stockholders, to increase the aggregate number of shares authorized for issuance under the Plan by 1,100,000 shares of common stock, par value $0.001 per share, of the Company, as follows:

Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

“3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed (a) 11,890,000 plus (b) the additional Common Shares described in Section 3.2. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.”

B. Except as amended herein, the Plan is confirmed in all other respects.

Approved by the Board of Directors on March 17, 2022.

THIRD AMENDMENT TO

VANDA PHARMACEUTICALS INC.

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

A. The Vanda Pharmaceuticals Inc. Amended and Restated 2016 Equity Incentive Plan, as amended (the “Plan”), is hereby amended further by the Board of Directors of Vanda Pharmaceuticals Inc. (the “Company”), subject to approval of the Company’s stockholders, to increase the aggregate number of shares authorized for issuance under the Plan by 1,900,000 shares of common stock, par value $0.001 per share, of the Company, as follows:

Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

“3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed (a) 13,790,000 plus (b) the additional Common Shares described in Section 3.2. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.”

B. Except as amended herein, the Plan is confirmed in all other respects.

Approved by the Board of Directors on March 16, 2023.

FOURTH AMENDMENT TO

VANDA PHARMACEUTICALS INC.

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

A. The Vanda Pharmaceuticals Inc. Amended and Restated 2016 Equity Incentive Plan (the “Plan”) is hereby amended by the Board of Directors of Vanda Pharmaceuticals Inc. (the “Company”), subject to approval of the Company’s stockholders, to increase the aggregate number of shares authorized for issuance under the Plan by 1,900,000 shares of common stock, par value $0.001 per share, of the Company, as follows:

Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

“3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed (a) 15,690,000 plus (b) the additional Common Shares described in Section 3.2. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All Common Shares available under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.”

B. Except as amended herein, the Plan is confirmed in all other respects.

Approved by the Board of Directors on April 25, 2024.

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VNDA2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VANDA PHARMACEUTICALS INC. 2200 PENNSYLVANIA AVE NW SUITE 300E WASHINGTON, D.C. 20037 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V49000-P07476 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VANDA PHARMACEUTICALS INC. The Board of Directors recommends you vote FOR each of the following: 1. To elect two Class III Directors: Nominees: For Against Abstain 1a. Mihael H. Polymeropoulos, M.D. 1b. Phaedra S. Chrousos The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 2.To ratify the selection, by the Audit Committee of the Company’s Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. 3.To approve, on an advisory basis, the Company’s named executive officer compensation. 4.To approve an amendment to the Company’s amended and restated 2016 Equity Incentive Plan, as amended (the “2016 Plan”), to increase the aggregate number of shares authorized for issuance under the 2016 Plan. NOTE: To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. VANDA PHARMACEUTICALS INC. Annual Meeting of Stockholders May 17, 2024 9:00 AM Eastern Time This Proxy Card is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 17, 2024 The undersigned appoints Dr. Mihael H. Polymeropoulos, M.D. and Mr. Timothy Williams, or either of them as shall be in attendance at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Vanda Pharmaceuticals Inc. (the “Company”), as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting, to be held virtually via the Internet on May 17, 2024, at 9:00 AM, Eastern Time, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy Card all the common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy Card is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors’ nominees for director in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “FOR” Proposal 4, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side